                                                       EXHIBIT NUMBER (10) (xiv)
                                                       TO 2000 FORM 10-K





                                 OFFICE LEASE


                                    BETWEEN


                METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

                                      AND

                      THE NORTHERN TRUST COMPANY (TENANT)





                           DATED: December 29, 2000
                                           --

                                         10 South LaSalle - Northern Trust Lease
                                                                      0300031.10

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE ONE - BASIC LEASE PROVISIONS.......................................    1
         1.01     BASIC LEASE PROVISIONS...................................    1
         1.02     ENUMERATION OF EXHIBITS..................................    2
         1.03     DEFINITIONS..............................................    3

ARTICLE TWO - PREMISES, TERM AND FAILURE TO GIVE POSSESSION................    8
         2.01     LEASE OF PREMISES........................................    8
         2.02     TERM: TERMINATION OF PRIOR LEASE.........................    8
         2.03     INTENTIONALLY OMITTED....................................    8
         2.04     AREA OF PREMISES.........................................    8
         2.05     CONDITION OF PREMISES....................................    9

ARTICLE THREE - RENT.......................................................    9

ARTICLE FOUR - RENT ADJUSTMENTS AND PAYMENTS...............................   10
         4.01     RENT ADJUSTMENTS.........................................   10
         4.02     STATEMENT OF LANDLORD....................................   11
         4.03     BOOKS AND RECORDS........................................   11
         4.04     PARTIAL OCCUPANCY........................................   12

ARTICLE FIVE - INTENTIONALLY OMITTED.......................................   13

ARTICLE SIX - SERVICES.....................................................   13
         6.01     LANDLORD'S GENERAL SERVICES..............................   13
         6.02     ELECTRICAL SERVICES......................................   14
         6.03     ADDITIONAL AND AFTER-HOUR SERVICES.......................   14
         6.04     PHONE SERVICES...........................................   15
         6.05     DELAYS IN FURNISHING SERVICES............................   15
         6.06     CHOICE OF SERVICE PROVIDER...............................   16

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES..................   17
         7.01     POSSESSION AND USE OF PREMISES...........................   17
         7.02     LANDLORD ACCESS TO PREMISES, APPROVALS...................   19
         7.03     QUIET ENJOYMENT..........................................   20

ARTICLE EIGHT - MAINTENANCE................................................   20
         8.01     LANDLORD'S MAINTENANCE...................................   20
         8.02     TENANT'S MAINTENANCE.....................................   20


ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS.................................  21
         9.01     TENANT'S ALTERATIONS......................................  21
         9.02     LIENS.....................................................  22

ARTICLE TEN - ASSIGNMENT AND SUBLETTING.....................................  23
         10.01    ASSIGNMENT AND SUBLETTING.................................  23
         10.02    RECAPTURE.................................................  25
         10.03    EXCESS RENT...............................................  25
         10.04    TENANT LIABILITY..........................................  26
         10.05    ASSUMPTION AND ATTORNMENT.................................  26

ARTICLE ELEVEN - DEFAULT AND REMEDIES.......................................  26
         11.01    EVENTS OF DEFAULT.........................................  26
         11.02    LANDLORD'S REMEDIES.......................................  27
         11.03    ATTORNEY'S FEES...........................................  28
         11.04    BANKRUPTCY................................................  29
         11.05    LANDLORD'S DEFAULT........................................  30

ARTICLE TWELVE - SURRENDER OF PREMISES......................................  30
         12.01    IN GENERAL................................................  30
         12.02    LANDLORD'S RIGHTS.........................................  31

ARTICLE THIRTEEN - HOLDING OVER.............................................  31

ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY.........................  31
         14.01    SUBSTANTIAL UNTENANTABILITY...............................  31
         14.02    INSUBSTANTIAL UNTENANTABILITY.............................  32
         14.03    RENT ABATEMENT............................................  33

ARTICLE FIFTEEN - EMINENT DOMAIN............................................  33
         15.01    TAKING OF WHOLE OR SUBSTANTIAL PART.......................  33
         15.02    TAKING OF PART............................................  33
         15.03    COMPENSATION..............................................  34

ARTICLE SIXTEEN - INSURANCE.................................................  34
         16.01    TENANT'S INSURANCE........................................  34
         16.02    FORM OF POLICIES..........................................  35
         16.03    LANDLORD'S INSURANCE......................................  35
         16.04    WAIVER OF SUBROGATION.....................................  35
         16.05    NOTICE OF CASUALTY........................................  37
         16.06    SELF INSURANCE............................................  37

ARTICLE SEVENTEEN - INTENTIONALLY OMITTED...................................  37

ARTICLE EIGHTEEN - RULES AND REGULATIONS....................................  38
         18.01    RULES.....................................................  38
         18.02    ENFORCEMENT...............................................  38

ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS...............................  38

ARTICLE TWENTY - ESTOPPEL CERTIFICATE.......................................  39
         20.01    IN GENERAL................................................  39
         20.02    ENFORCEMENT...............................................  39

ARTICLE TWENTY-ONE - INTENTIONALLY OMITTED..................................  39

ARTICLE TWENTY-TWO - REAL ESTATE BROKERS....................................  40

ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION.................................  40
         23.01    SUBORDINATION AND ATTORNMENT..............................  40
         23.02    MORTGAGEE PROTECTION......................................  41

ARTICLE TWENTY-FOUR - NOTICES...............................................  41

ARTICLE TWENTY-FIVE - RENEWAL OPTIONS.......................................  42

ARTICLE TWENTY-SIX - ARBITRATION............................................  46

ARTICLE TWENTY-SEVEN - EXPANSION OPTIONS....................................  47

ARTICLE TWENTY-EIGHT - RIGHT OF FIRST OFFER.................................  52

ARTICLE TWENTY-NINE - SUBORDINATE EXPANSION OPTION..........................  54

ARTICLE THIRTY - CONTRACTION OPTION.........................................  56

ARTICLE THIRTY-ONE - TERMINATION OPTION.....................................  58

ARTICLE THIRTY-TWO - SIGNAGE................................................  58

ARTICLE THIRTY-THREE - PERSONNEL BRIDGE.....................................  59

ARTICLE THIRTY-FOUR - MISCELLANEOUS........................................   60
         34.01    LATE CHARGES.............................................   60
         34.02    WAIVER OF JURY TRIAL.....................................   60
         34.03    OPTION...................................................   60
         34.04    TENANT AUTHORITY.........................................   60
         34.05    ENTIRE AGREEMENT.........................................   60
         34.06    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE...........   60
         34.07    SATELLITE SYSTEM.........................................   61
         34.08    EXCULPATION..............................................   61
         34.09    ACCORD AND SATISFACTION..................................   61
         34.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING...............   61
         34.11    BINDING EFFECT...........................................   61
         34.12    CAPTIONS.................................................   61
         34.13    APPLICABLE LAW...........................................   62
         34.14    ABANDONMENT..............................................   62
         34.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES..............   62
         34.16    GENERATOR................................................   62
         34.17    RIDERS...................................................   63

                                 OFFICE LEASE

                                  ARTICLE ONE
                            BASIC LEASE PROVISIONS

1.01 BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)  Building and Address:

     CHASE PLAZA
     10 South LaSalle Street
     Chicago, Illinois 60603

(2)  Landlord and Address:

     METROPOLITAN LIFE INSURANCE COMPANY
     c/o CB Richard Ellis, Inc.
     10 South LaSalle Street, Suite 1301
     Chicago, Illinois 60603

(3)  Tenant and Current Address:

     THE NORTHERN TRUST COMPANY
     10 South LaSalle, Suite 400
     Chicago, Illinois 60603

(4)  Date of Lease: December 29, 2000

(5)  Lease Term: fifteen (15) years

(6)  Commencement Date: January 1, 2001

(7)  Expiration Date: December 31, 2015

(8)  Base Rent:

     Period                  Monthly      Annually
     ------                  -------      --------

     01/01/01 to 12/21/01    $263,465.46  $3,161,585.53
     01/01/02 to 12/31/02    $211,288.76  $2,535,465.08
     01/01/03 to 12/31/03    $217,743.61  $2,612,923.28
     01/01/04 to 12/31/04    $245,284.30  $2,943,411.60
     01/01/05 to 12/31/05    $251,739.15  $3,020,869.80

     Period                  Monthly      Annually
     ------                  -------      --------

     01/01/06 to 12/31/06    $258,194.00  $3,098,328.00
     01/01/07 to 12/31/07    $264,648.85  $3,175,786.20
     01/01/08 to 12/31/08    $271,103.70  $3,253.244.40
     01/01/09 to 12/31/09    $277,558.55  $3,330,702.60
     01/01/10 to 12/31/10    $284,013.40  $3,408,160.80
     01/01/11 to 12/31/11    $290,468.25  $3,485,619.00
     01/01/12 to 12/31/12    $296,923.10  $3,563,077.20
     01/01/13 to 12/31/13    $303,377.95  $3,640,535.40
     01/01/14 to 12/31/14    $309,832.80  $3,717,993.60
     01/01/15 to 12/31/15    $316,287.65  $3,795,451.80

(9)  Rentable Area of the office portion of the Building: 715,785 square feet

(10) Rentable Area of the Initial Premises: 129,097 rentable square feet, consisting of:

     Floor(s)       Rentable Square Feet
     --------       --------------------

         4                20,006
         5                19,549
         6                20,040
         7                20,040
         8                20,722
         9                10,291
         10               10,104
         13                8,345

(11) Security Deposit: Not applicable

(12) Suite Number of the Premises: 400

(13) Tenant's Share: 18.0357%

(14) Tenant's Use of the Premises: General office use consistent with general office use in other first-class office buildings in downtown Chicago, Illinois.

1.02 ENUMERATION OF EXHIBITS

The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

SCHEDULE ONE:  Controllable Operating Expenses
EXHIBIT A:     Plan of Premises
EXHIBIT B:     Workletter Agreement
EXHIBIT C:     Rules and Regulations

EXHIBIT D:     Cleaning Specifications
EXHIBIT E:     Heating, Ventilating and Air-Conditioning
EXHIBIT F:     Base Building Conditions
EXHIBIT G:     Major Categories for Operating Expenses
EXHIBIT H:     Categories for Removal
EXHIBIT I:     Satellite License

1.03 DEFINITIONS
For purposes hereof, the following terms shall have the following meanings:

(1)  Affiliate: Any corporation or other business entity which (i) is currently
     ---------
     owned or controlled by, owns or controls, or is under common ownership or control with Tenant, or (ii) is Tenant's successor through merger, reorganization or consolidation or (iii) acquires substantially all of the assets or the capital stock of Tenant.

(2)  Adjustment Year:  The calendar year or any portion thereof after the
     ---------------
     Commencement Date of this Lease for which a Rent Adjustment computation is being made.

(3)  Bridge:  The walkway connecting the Building with the building located at
     ------
     50 South LaSalle Street, Chicago, Illinois (the "Tenant Building") at the sixth floor level, for use by persons going to and from the Tenant Building and to and from the Premises.

(4)  Building:  The office building located at 10 South LaSalle Street, Chicago,
     --------
     Illinois  60603.

(5)  Commencement Date:  The date specified in Section 1.01(6) as the
     -----------------
     Commencement Date, unless changed by operation of Article Two.

(6)  Common Areas:  All areas of the Real Property made available by Landlord
     ------------
     from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time; provided, however, that Landlord shall not make any changes in the Common Area that would materially impair, restrict or diminish Tenant's access to the Premises.

(7)  Decoration:  Tenant Alterations which do not require a building permit and
     ----------
     which do not involve any of the structural elements of the Building, or any of the Building's systems, including, without limitation, its electrical, mechanical, plumbing and security and life/safety systems.

(8)  Default Rate:  Two percent (2%) above the rate then most recently announced
     ------------
     by Bank One as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by law.

(9)  Environmental Laws:  Any Law governing the use, storage, disposal or
     ------------------
     generation of any Hazardous Material, including without limitation, the Comprehensive Environmental

Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

(10) Expiration Date:  The date specified in Section 1.01(7).
     ---------------

(11) Force Majeure:  Any accident, casualty, act of God, war or civil commotion,
     -------------
     strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord or Tenant, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

(12) Hazardous Material:  Such substances, material and wastes which are or
     ------------------
     become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated byphenyls.

(13) Indemnitees:  Collectively, Landlord, any Mortgagee or ground lessor of the
     -----------
     Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

(14) Initial Premises:  The space located in the Building described in Section
     ----------------
     1.01(10) and depicted on Exhibit A attached hereto.
                              ---------

(15) Land:  The parcels of real estate on which the Building is located.
     ----

(16) Laws:  All laws, ordinances, rules, regulations and other requirements
     ----
     adopted by any governmental body, or agency or department having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

(17) Lease:  This instrument and all exhibits and riders attached hereto, as may
     -----
     be amended from time to time.

(18) Lease Year:  The twelve month period beginning on the first day of the
     ----------
     first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case it is the 12 month period beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

(19) Monthly Base Rent:  The monthly rent specified in Section 1.01(8).
     -----------------

(20) Mortgagee:  Any holder of a mortgage, deed of trust or other security
     ---------
     instrument encumbering the Property.

(21) National Holidays:  Those federal or state holidays or such other days on
     -----------------
     which banks in the State of Illinois are required to be closed for business.

(22) Operating Expenses: All costs, expenses and disbursements of every kind and
     ------------------
     nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including, without limitation, the amortized portion of any capital expenditure or improvement, together with interest thereon, and the costs of changing utility service providers). Operating Expenses shall not include, (i) painting, redecorating or other work which Landlord performs in tenant spaces for any other tenant of the Building other than painting, redecorating or other work which is standard for the Building and performed for tenants subsequent to their initial occupancy;
     (ii) costs of capital improvements to the Building (except for amortized portion of capital improvements installed for the purpose of reducing or controlling Operating Expenses or complying with applicable Laws); (iii) depreciation; (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above); (v) ground rental payments; (vi) real estate brokerage and leasing commissions and expenses of procuring tenants, including lease concessions and lease take-over obligations; (vii) advertising and marketing expenses; (viii) costs of Landlord reimbursed by insurance proceeds, condemnation proceeds or in another manner; (ix) expenses incurred in negotiating leases of other tenants in the Building or enforcing lease obligations of other tenants in the Building; (x) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses; (xi) any management or similar fee in excess of the greater of (a) 3.0% of the total gross revenues of the Property, or (b) the fees then customarily charged for building management for buildings of like class and character in the area; (xii) any costs or other sums paid to any person or entity related to or affiliated with Landlord to the extent that same exceeds the reasonable and customary cost thereof; (xiii) professional fees incurred in connection with the preparation of financial statements, tax returns and other documents and information for Landlord or its mortgagees, except for audits of operating expenses; (xiv) costs of paintings, sculptures or other art work; (xv) bad debt or rent loss reserves; (xvi) charitable contributions; (xvii) overtime utility charges for utilities benefiting other tenants; (xviii) costs of curing defects in construction; (ixx) costs relating to retail stores or to other specialty services such as health clubs, broadcasting facilities or cafeterias (xx) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xxi) costs incurred in connection with upgrading the Building (but not the Premises as set forth in Section 7.01(c) hereof) to comply with the current interpretation of disability, life, fire and safety codes, ordinances, statues or Laws in effect prior to the Commencement Date (including, without limitation, ADA), including penalties or damages incurred due to such non-compliance; and (xxii) legal and other professional fees and expenses incurred in resolving any disputes with tenants and other occupants or enforcing lease obligations, including, without limitation, court costs. If any Operating Expense, though paid in one year, relates to more than one calendar year, at option of Landlord such expense may be proportionately allocated among such related calendar years.

(23) Owner's Representative: The individual who is an employee of Landlord and
     ----------------------
     is charged with the day-to-day responsibility for the Building and the management and operation thereof and is the designated person to whom all notices for the Building are to be forwarded, as well as the individual who is charged with acting as liaison between Landlord and the Building manager in connection with the Building. The initial Owner's Representative shall be Katherine B. McCarthy. If at any time and from time to time Landlord designates a successor to Katherine B. McCarthy, Landlord shall communicate the name of such successor to Tenant in writing by a notice to be delivered by Landlord to Tenant. In the event Landlord fails to communicate the name of the successor to Tenant, it shall not be deemed a default hereunder. Notwithstanding the above, upon Tenant's written request, Landlord shall communicate the name of such successor within three (3) business days or as soon as possible in the case of an emergency.

     In the event Landlord sells the Building to an entity unrelated to Metropolitan Life Insurance Company, a New York corporation, then Owner's Representative shall mean Landlord.

(24) Premises: The Initial Premises and any office space located in the
     --------
     Building which may be added to or subtracted from the Initial Premises in accordance with the terms and provisions of this Lease.

(25) Prior Lease:  That certain Office Lease dated July 8, 1987, as amended by
     -----------
     that certain First Amendment to Office Lease dated October 20, 1987; and by that certain Second Amendment to Office Lease dated January 16, 1998; and as further amended by that certain Third Amendment to Office Lease dated May 27, 1998 (collectively, the "Lease") for the lease of certain office space, currently consisting of the 4/th/ through 8/th/ floors and portions of the 9/th/, 10/th/ and 13/th/ floors in the Building.

(26) Property:  The Building, the Land, any other improvements located on the
     --------
     Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.

(27) Real Property:  The Property excluding any personal property.
     -------------

(28) Rent:  Collectively, Monthly Base Rent, Storage Space Rent, Rent
     ----
     Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

(29) Rentable Area of the Building:  The amount of square footage set forth in
     -----------------------------
     1.01(9).

(30) Rentable Area of the Initial Premises:  The amount of square footage set
     -------------------------------------
     forth in 1.01(10).

(31) Rent Adjustment:  Any amounts owed by Tenant for payment of Operating
     ---------------
     Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

(32) Rent Adjustment Deposit:  An amount equal to the Rent Adjustments
     -----------------------
     attributable to each month within the latest Adjustment Year for which the Rent Adjustment has been determined. Landlord shall estimate the Rent Adjustment Deposit for the remainder of the first calendar year of this Lease based on the Taxes and Operating Expenses of the Property.

(33) Substantially Complete:  The completion of repair and/or restoration work
     ----------------------
     pursuant to Article Fourteen of this Lease or otherwise, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done and which do not interfere with Tenant's use of the Initial Premises for Tenant's business purpose and the completion of all work required by Landlord pursuant to the terms of this Lease, including those set forth on Exhibit F hereto with respect to the Premises.

(34) Taxes:  All federal, state and local governmental taxes, assessments and
     -----
     charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith, which shall also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, whether or not such taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal, state or local government inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes or franchise or capital stock taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

(35) Tenant Additions:  Collectively, Tenant Work and Tenant Alterations.
     ----------------

(36) Tenant Alterations:  Any alterations, improvements, additions,
     ------------------
     installations or construction in or to the Premises or any Building systems serving the Premises; and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord's request pursuant to
     Section 6.01(b).

(37) Tenant Work:  The work specified in Section 2.05.
     -----------

(38) Tenant's Share:  The percentage specified in Section 1.01(13) which
     --------------
     represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

(39) Term:  The term of this Lease commencing on the Commencement Date and
     ----
     expiring on the Expiration Date.

(40) Termination Date:  The Expiration Date or such earlier date as this Lease
     ----------------
     terminates or Tenant's right to possession of the Premises terminates.

(41) Workletter:  The terms and provisions regarding the manner of completion of
     ----------
     Tenant Work attached as Exhibit B attached hereto.
                             ---------

                                  ARTICLE TWO
                 PREMISES, TERM AND FAILURE TO GIVE POSSESSION

2.01 LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02 TERM: TERMINATION OF PRIOR LEASE

The Commencement Date shall be January 1, 2001 and Tenant is currently in possession of the Initial Premises in accordance with the terms of the Prior Lease.

     Commencing on the Commencement Date, the term of the Prior Lease shall terminate and expire (the "Effective Date") as if such date were the stated expiration date of the term of the Prior Lease; provided, however, Tenant and Landlord shall not be released from any liability under the Prior Lease accruing before the Effective Date. Landlord and Tenant shall each fully comply with all of their respective obligations under the Prior Lease through the Effective Date

2.03 INTENTIONALLY OMITTED

2.04 AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Initial Premises and the Rentable Area of the Building as set forth in Article One have been measured according to the 1990 BOMA standard and are controlling, and are not subject to revision after the date of this Lease. Any space leased prior to December 31, 2001 in accordance with the provisions of this Lease will use the same 1990 BOMA standard. For any space leased on or after January 1, 2002 pursuant to any provision or option contained in this Lease, Landlord will measure such space consistent with the BOMA standard being utilized within the Building at the time such space is added to the Premises.

2.05 CONDITION OF PREMISES

The Initial Premises are currently occupied by Tenant and have been accepted in their AS IS condition and Landlord has no obligation to make any improvement to the Initial Premises, provided however, that Landlord shall contribute an amount (the "Contribution") equal to One Million Nine Hundred Thirty-Six Thousand Four Hundred Fifty-Five and No/100 Dollars ($1,936,455.00)(based on $15.00 per rentable square foot) to be applied to Tenant's completion of such improvements and additions to the Initial Premises as Tenant deems desirable including all construction improvements, architectural and engineering fees, third party construction consultants, FF&E expenses, or teledata related costs (the "Tenant Work"). The Contribution shall be distributed in accordance with the terms and conditions set forth in Exhibit B or applied as a Rent Credit as hereinafter
                        ---------
provided. Tenant shall complete the Work in accordance with the terms of this Lease, including, without limitation, Exhibit B. The Contribution shall be
                                      ---------
available for Tenant's use anytime from the date this Lease is fully executed by both parties through June 30, 2002. If the costs of completing the Tenant Work exceeds the sum of the Contribution, Tenant shall pay all such costs. All requests for disbursements from the Contribution must be received no later than October 31, 2001. Any unused portion of the Contribution which is not disbursed by December 31, 2001, as provided above, shall be applied against the next installments of Rent due from Tenant (the "Rent Credit"). In the event that Tenant fails to use all of the Contribution as set forth above, or apply it as Rent Credit, on or before December 31, 2002, Landlord shall have no further obligation to either disburse such remaining funds or to apply such remaining funds as Rent Credit and any unused Contribution shall be retained by Landlord for its own use.

     No agreement of Landlord to alter, remodel, decorate, clean or improve the Initial Premises, the Premises or the Real Property and no representation regarding the condition of the Initial Premises or the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease (including, without limitation, Articles Twenty-Seven and Twenty-Eight) or in the Workletter.

                                 ARTICLE THREE
                                     RENT

Tenant agrees to pay to Landlord at the office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever (except as specifically provided for in this Lease), Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord on the Commencement Date. Monthly Base Rent shall be prorated for partial months within the Term. Rent which remains unpaid five (5) days after the due date shall bear interest at the Default Rate. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                                 ARTICLE FOUR
                         RENT ADJUSTMENTS AND PAYMENTS

4.01 RENT ADJUSTMENTS

     (a) Tenant shall pay to Landlord Rent Adjustments during the Term as follows:

          (i) The Rent Adjustment Deposit representing Tenant's Share of Operating Expenses and Taxes attributable to any calendar year (or portion thereof) monthly during the Term with the payment of Monthly Base Rent except the first installment which shall be paid by Tenant to Landlord on the Commencement Date; and

          (ii) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02.

     (b) Notwithstanding anything to the contrary contained herein, for the initial five (5) years (January 1, 2001 through December 31, 2005) of this Lease, solely for purposes of calculating Rent Adjustments, Controllable Operating Expenses (as defined below) for the period from the Commencement Date through December 31, 2005 shall not exceed a 6% cumulative, compounded annual rate of the total actual Controllable Operating Expenses for the Building (the "Cap Amount") for the entire calendar year 2000 ("Base Year").

     For purposes of this subparagraph (b), "Controllable Operating Expenses" shall mean only those items of Operating Expenses where the cost or expense thereof shall be within the reasonable ability of Landlord to control on a per annum basis, from time to time, and shall not include the following items (i) insurance, (ii) collectively bargained union wages, and (iii) electricity and other utilities, as well as any other items where the cost or expense thereof is beyond the reasonable ability of Landlord to control. Such limitation on Controllable Operating Expenses shall apply only to Controllable Operating Expenses and not to other items of Operating Expenses and shall not limit or otherwise affect Tenant's obligations regarding the payment of any component of Rent other than the Controllable Operating Expenses component of Rent Adjustment.

     Notwithstanding any of the foregoing provisions of this subparagraph (b), the 6% cap, cumulative, compounded annual rate for the initial five (5) years means that if the Controllable Operating Expenses in the first year are less than 6%, but they exceed such amount in the second year, Landlord can recapture the amount up to the applicable Cap Amount ("Excess Costs") and in the further event in any prior or subsequent calendar years the Controllable Operating Expenses were less than the applicable Cap Amount ("Excess Savings"), Landlord shall have the right to charge Tenant, in addition to the Rent Adjustment otherwise due Landlord for the applicable calendar year, the Excess Costs up to the amount of the Excess Savings. Several samples of how this might work are set forth in Schedule One attached hereto and made a part hereof.

     The limitation on Controllable Operating Expenses set forth in this subparagraph (b) shall not be applicable during any time period other than as set forth above.

4.02 STATEMENT OF LANDLORD

As soon as feasible (as determined by Landlord) after the expiration of each calendar year of this Lease, Landlord will furnish Tenant a statement ("Landlord's Statement") prepared according to generally accepted accounting principles consistently applied, and certified by Landlord's then regularly employed independent certified public accountant (the "CPA") to have been prepared in conformity with the terms and provisions of this Lease, and containing a schedule substantially similar to that shown as Exhibit G.
                                                             ---------
Landlord's Statement shall also show the following:

          (i)   Operating Expenses and Taxes for the Adjustment Year;

          (ii) The amount of Rent Adjustments due Landlord for the Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

          (iii) The Rent Adjustment Deposit due monthly in the calendar year next following the Adjustment Year including the amount or revised amount due for months prior to the rendition of the statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposits next coming due, or refunded to Tenant within thirty (30) days if the Term has already expired provided Tenant is not then in Default. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section 4.02. Landlord's failure to deliver Landlord's Statement or in computing the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Landlord's obligation to refund any amounts due from Landlord to Tenant hereunder shall survive expiration or termination of this Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.03 BOOKS AND RECORDS

     (a) Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located) shall have the right, for a period of ninety (90) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within one hundred fifty (150) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any dispute raised by Tenant shall be submitted to and resolved by CPA. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

     (b) In the event such audit discloses (i) errors made during the prior calendar year which, when totaled, established that the sum overcharged to and paid by Tenant exceeds four percent (4%) of the actual (as distinguished from estimated) amount of Tenant's Share of Operating Expenses and Taxes, Tenant's reasonable costs of the audit shall be paid by Landlord, or (ii) no errors or an error which equals or is less than four percent (4%), Tenant's costs of the audit shall be paid by Tenant. If the audit determines that any sums are due and owing Tenant, such sums shall be credited to the Rent Adjustment Deposits next coming due or refunded to Tenant within thirty (30) days if this Lease has been terminated.

     (c) Tenant acknowledges and agrees that it is a condition of Tenant's right to conduct an audit pursuant to the foregoing, that Tenant and/or its representative, prior to commencement of such audit, execute a confidentiality agreement whereby Tenant and/or its representative agree to keep confidential and not disclose to any other party ( other than Tenant's employees involved in such audit, and other professionals directly involved in the audit or results thereof) the results of any such audit or any action taken by Landlord in response thereto, except if required to disclose such information as required by applicable law or court order.

     (d) In the event Landlord sells the Building to an entity unrelated to Metropolitan Life Insurance Company, a New York corporation, then Section 4.03(d) hereof shall be replaced with the following:

          "The fees of the CPA with respect to such dispute shall be paid by Tenant, unless the total amount of the Operating Expense and Tax Adjustment as provided in Landlord's Statement exceeds the total amount of the finally determined Operating Expense and Tax Adjustment (the "Audited Differential") by more than $25,000 and less than 4%, in which event, Landlord will reimburse Tenant for its actual costs not to exceed $5,000. In the event the Audited Differential is over 4% the finally determined Operating Expense and Tax Adjustment, Landlord will reimburse Tenant for its actual costs."

4.04 PARTIAL OCCUPANCY

For purposes of determining Rent Adjustments for any Adjustment Year if the Building is not fully rented during all or a portion of any year, Landlord may make appropriate adjustments to the Operating Expenses for such Adjustment Year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been 95% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Adjustment

Year. In the event that the Real Property is not fully assessed for any year, then Taxes shall be adjusted to an amount which would have been payable in such year if the Real Property had been fully assessed. In the event any other tenant in the building provides itself with a service which Landlord would supply under the Lease without an additional or separate charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant. In no event shall Landlord be entitled to collect more than 100% of the Operating Expenses and/or Taxes (as the case may be) for any Adjustment Year.

                                 ARTICLE FIVE
                             INTENTIONALLY OMITTED

                                  ARTICLE SIX
                                   SERVICES

6.01 LANDLORD'S GENERAL SERVICES

     (a) So long as the Lease is in full force and effect, Landlord shall furnish the following services:

          (i) heat and air-conditioning in the Premises, Monday through Friday from 8:00 A.M. to 6:00 P.M., Saturday, from 8:00 A.M. to 1:00 P.M., excluding National Holidays, as necessary in Landlord's reasonable judgment for the comfortable occupancy of the Premises under normal business operations, subject to compliance with all applicable voluntary and
     mandatory regulations and laws.  The current   parameters for the HVAC
     system are set forth on Exhibit E attached hereto and are subject to change
                             ---------
     as required by Law;

          (ii) cold water for use in drinking fountains and tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

          (iii) customary cleaning and janitorial services in the Premises Monday through Friday, excluding National Holidays, in accordance with the Cleaning Specifications attached hereto as Exhibit D;
                                                ---------

          (iv) washing of the outside windows in the Premises weather permitting and washing of the inside windows, both at intervals determined by Landlord but in no event less than three (3) times per year for each;

          (v) automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord's standard charges;

          (vi) security services consistent with Class A Properties in downtown Chicago, including, but not limited to 24 hour manned security in the lobby or such other security services as may be used by such Properties;

          (vii) use of dock berths with access from LaSalle and/or Wells Streets for deliveries during normal business hours;

     (b) Wherever heat generating machines or equipment are used in the Premises which affect temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to require Tenant to provide, install, operate and maintain supplementary air-conditioning units in the Premises at Tenant's sole cost and expense.

     (c) Tenant shall pay Landlord at rates fixed by Landlord for all tenants in the Building, charges for all water furnished to the Premises for other purposes, including the expenses of installation of a water line, meter and fixtures.

     (d) If requested by Tenant and subject to available capacity, Landlord agrees to provide condenser water to the Premises throughout the year. The cost of the condenser water and any metering and hookup costs shall be at Tenant's expense and shall be at rates then fixed by Landlord for all tenants in the Building.

6.02 ELECTRICAL SERVICES

     (a) Landlord will provide electricity for the Premises for the Tenant's lighting and general office use of 5.6 watts per usable square foot or 4.8 watts per rentable square foot. The Building shall be serviced by a minimum of two (2) separate electrical power feeds each served by a separate substation and with an automatic throw-over switch. The Tenant's Premises will be separately metered and the Tenant shall directly pay the public utility for all electricity use pursuant to the paragraph.

     (b) The electricity used during the performance of janitorial service or the making of alterations or repairs in the Premises by Landlord shall be paid by Tenant. Landlord reserves the right to provide electricity to Tenant and in such event Tenant agrees to purchase electricity from Landlord at rates which shall not exceed the reasonably competitive rates for such service charged to tenants by other potential utility providers in downtown Chicago, Illinois for space comparable in size to the space leased to Tenant. Tenant shall make no alterations or additions to the electric equipment or systems without the prior written consent of the Landlord in each instance.

     (c) Tenant shall make all necessary arrangements with the utility provider chosen by Landlord for furnishing, metering and paying for electricity furnished by it to Tenant and consumed on the Premises. Landlord shall permit Landlord's wire and conduits, to the extent available and safely capable, to be used for such purposes.

6.03 ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant's request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.01, if Landlord can reasonably do so, on the terms set forth herein. Tenant shall deliver to Landlord a written request for such additional services or utilities prior to 2:00 P.M. on Monday through Friday (except National Holidays) for service on those days, and prior to 2:00 P.M. on the last business day prior to Saturday, Sunday or a National Holiday. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's prevailing rates for such services and utilities within thirty (30) days after receipt from Landlord of an invoice for such services. If Tenant shall fail to make any such payment within sixty (60) days of the date when due, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services.

6.04 PHONE SERVICES

All new telegraph, telephone, and electric connections or modifications to existing systems which Tenant may desire shall be first approved by Landlord in writing, before the same are installed, and the location of all wires and the work in connection therewith shall be subject to the direction of Landlord. Landlord reserves the right to restrict and control access to telephone cabinets. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises in accordance with the provisions of Section 7.02 and perform such repairs, restorations or alterations as Landlord deems reasonably necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's reasonable costs in connection therewith). Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building unless caused by the negligent acts or omissions or willful misconduct of Landlord or that of its agents or employees.

6.05 DELAYS IN FURNISHING SERVICES
Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service, including but not limited to phone services as set forth in Section 6.04 hereof, when such failure or delay is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure or delay shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Building shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom, except as specifically set forth in this Lease.

     Notwithstanding the above, except for the interruption of the foregoing services arising by reason of fire or casualty loss provided for in Article 14, any interruption of the foregoing services which "materially interferes" with Tenant's use of any part of the Premises (other than an interruption of such services caused by the act or default of Tenant, its employees, agents, customers or invitees) for a period of ten (10) consecutive days after notice by Tenant to Landlord of such interruption of service shall entitle Tenant to abate the Monthly Base Rent and Rent Adjustment under this Lease for that portion of the Premises which are untenantable for the period commencing on the eleventh (11/th/) day of interruption of such services and terminating on the day of restoration of the services. For purposes of this Section 6.05, material interference with Tenant's use of the Premises shall occur when Tenant shall be prevented from using the Premises for general office purposes as a consequence of Landlord's inability to provide the services specified in Section 6.01. In no event shall Landlord be liable for any damages, consequential or otherwise. In the event that any of the services referred to in Article Six are not provided for an aggregate of one hundred eighty (180) days during any twelve
(12) month period and said lack of services is deemed to be a material and substantial interference with the business of Tenant and such interruption is due to the fault of Landlord and/or its service provider and not the fault of a service provider selected by Tenant, Tenant may then terminate this Lease by giving Landlord ten (10) days written notice of its intention to terminate the Lease (the "Casualty Termination Notice"), which termination shall be effective on the tenth day after the date of such Casualty Termination Notice. If Landlord gives Tenant notice within said ten (10) day period that it will be able to complete the repairs to the Premises within the next sixty (60) days, the Casualty Termination Notice will be null and void and the Lease will remain in full force and effect as if the Casualty Termination Notice had never been given. In the event that Landlord fails to complete the repairs to the Premises within said sixty (60) day period, Tenant may again exercise its right to terminate this Lease by giving Landlord the Casualty Termination Notice as set forth above, and the termination shall be effective on the tenth day after the date of such Casualty Termination Notice.

6.06 CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord's sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including, without limitation, electrical service, gas service and water) to the Building, the Premises and/or its occupants. Landlord shall endeavor to give Tenant not less than thirty (30) days notice of any scheduled change. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the

Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

                                 ARTICLE SEVEN
                   POSSESSION, USE AND CONDITION OF PREMISES

7.01 POSSESSION AND USE OF PREMISES

     (a) Tenant is already in possession of the Initial Premises under the Prior Lease. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(14) to conduct Tenant's business.

     Notwithstanding the foregoing, Tenant's use of the Premises will include use of mail carts for internal deliveries on the passenger elevators and Landlord agrees to such use provided such carts are approved by Landlord and provided such use does not unreasonably interfere with use by other tenants of the Building.

     Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

     (b) Tenant as to the Premises and Landlord as to the Property excepting the Premises shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, except that Tenant may use and store small quantities of cleaning and office supplies which may constitute Hazardous Materials, so long as such use and storage complies with all applicable Laws. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, subject to the terms of this Lease, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems reasonably desirable, all of which shall be completed at Tenant's expense; provided (i) Landlord gives Tenant reasonable prior notice; Landlord and Tenant reach a reasonable agreement as to the scheduling of such tests and studies; and (iii) Landlord does not materially, adversely affect Tenant's use and occupancy of the Premises and does not cause damage to Tenant's equipment and leasehold improvements. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. In the event Tenant, its agents, servants and/or employees introduces to the Premises during the Lease Term any Hazardous Material, Tenant shall indemnify, defend, protect and hold harmless Landlord and any Mortgagee or Ground Lessor from any and all Premises related clean up losses, claims, expenses, liability and costs (including reasonable attorneys' fees) which Landlord may incur by reason of Tenant's introduction to the Premises during the Lease Term of Hazardous Material. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article. Any indemnification, exculpation or waiver provision under this Section 7.01(b) shall not be deemed to exculpate or indemnify Landlord against its own negligence or that of its agents, or servants or employees.

     Notwithstanding anything to the contrary contained in the foregoing, Landlord represents that, to the best of Landlord's knowledge, on the date this Lease is fully executed, the Premises and the Building are in compliance of all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material. For purposes of this representation, "to the best of Landlord's knowledge" shall mean the knowledge of Owner's Representative.

     (c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C (S)12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises, and (d) Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

     Landlord represents that, to the best of Landlord's knowledge, on the date this Lease is executed, the Building and the Common Areas are in compliance with the ADA. For purposes of this representation, "to the best of Landlord's knowledge" shall mean the knowledge of Owner's Representative.

7.02 LANDLORD ACCESS TO PREMISES, APPROVALS

     (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or, after twenty-four (24) hours advance notice to Tenant and the opportunity to have a representative present, to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such routine repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable including, without limitation, all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. In connection therewith, Landlord shall be allowed to store on the Premises all necessary supplies and materials. Any entry by Landlord for any purpose other than in an emergency may be during normal business hours, upon notice, given at least twenty-four (24) hours in advance and Landlord shall use reasonable efforts to ensure that any such entry shall not materially interfere with Tenant's occupancy of the Premises. An emergency exists where entry is necessary, in Landlord's reasonable judgment, to prevent or lessen injury to persons or property.

     (b) If Landlord's entry is to make routine repairs, alterations, improvements or additions to the Premises or the Building which do not cause any disruption to Tenant's business, Tenant need not be personally present to permit such entry into the Premises, but may choose to do so in connection with the provisions of subsection (a) above. However, when for any other reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenant's property), and without relieving Tenant of any obligations under this Lease.

     (c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Building and the systems serving the Building so long as Landlord (i) does not materially, adversely affect Tenant's use and occupancy of the Premises, (ii) does not cause damage to Tenant's equipment and leasehold improvements and (iii) complies with the provisions of this Section 7.02. Landlord's rights under this Section 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws or Environmental Laws, as a result of the exercise or non-exercise of such rights.

     (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

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

7.03 QUIET ENJOYMENT

Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the rights of any Mortgagee or ground lessor.

                                 ARTICLE EIGHT
                                  MAINTENANCE

8.01 LANDLORD'S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating and air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building in compliance with all Laws and in a manner consistent with Class A Properties in downtown Chicago, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.04. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street, or alley.

8.02 TENANT'S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform or to diligently commence performance of any of its obligations set forth in this Section 8.02, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

                                 ARTICLE NINE
                         ALTERATIONS AND IMPROVEMENTS

9.01 TENANT'S ALTERATIONS

     (a) Except for completion of Tenant Work undertaken by Tenant pursuant to the Workletter in accordance with the provisions of Section 2.05, Article Twenty-Seven, Article Twenty-Eight and Article Twenty-Nine of this Lease, the following provisions shall apply to the completion of any Tenant Alterations:

          (i) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Building systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable
     Laws) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work and engage such contractors and/or subcontractors as Tenant desires without Landlord's prior written consent so long as such contractors and/ or subcontractors do not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time reasonably designate in cooperation with Tenant in order to minimize the time it takes and the cost of such Tenant Alterations, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from engineers reasonably acceptable to Landlord stating that the Tenant Alterations will not in any way adversely affect the Building's systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building, necessary permits and licenses, including, but not limited to the substitution of Tenant's self-certification in connection therewith as may be acceptable to the City of Chicago Building Department from time to time, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord final updated construction drawings and a digitized (if available) set of plans and specifications for the Tenant Alterations in connection with any affected area.

          (ii) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Building occasioned thereby. In connection with completion of any Tenant Alterations, Landlord agrees it will not impose any fees of any nature upon Tenant for any Tenant Alterations performed pursuant to this section so long as Landlord is not supervising or acting in the capacity of general contractor or construction manager for such work. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

          (iii) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

     (b) All Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.02 LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within thirty
(30) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond or other security in form, content, amount, and issued by surety, reasonably satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                  ARTICLE TEN
                           ASSIGNMENT AND SUBLETTING

10.01  ASSIGNMENT AND SUBLETTING

     (a) Except as otherwise provided in this Section, without the prior written consent of Landlord, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant's Notice (and all required information) and Landlord's notification shall include the reasons for any disapproval. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

     (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may deem reasonably relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

          (i) in Landlord's reasonable judgment, the business reputation or credit standing of any proposed assignee is not acceptable to Landlord; or

          (ii) in Landlord's reasonable judgment, any proposed assignee's or sublessee's use of the Premises would breach Section 7.01 of the Lease or would breach the provisions of any other leases of tenants in the Building; or

          (iii) the proposed assignee or sublessee is either a governmental agency, a school or similar operation, or a medical related practice unless, prior to Tenant's request, Landlord has entered into a lease with a substantially similar medical related practice, in which case Landlord shall not deny Tenant's request to sublease the Premises or assign the Lease to such entity merely on that basis; or

          (iv) the proposed sublessee or assignee is an existing tenant and Landlord is able to accommodate such sublessee or assignee in other space in the Building; provided, however, that if Landlord does not have the space in the building to accommodate the proposed sublessee or assignee (i.e. the proposed sublessee or assignee is in need of 10,000 rentable square feet and there is less then 10,000 rentable square feet available in a contiguous suite in the building) then the fact that the sublessee or assignee is an existing tenant of the Building shall neither be a relevant factor in Landlord's determination whether to consent to such sublease or assignment nor a reason for Landlord's denial of such consent; or

     In the event Landlord sells the Building to an entity unrelated to Metropolitan Life Insurance Company, a New York corporation, then this subparagraph (iv) shall be replaced with the following:

          "the proposed sublessee or assignee is an existing tenant and Landlord is able to accommodate such sublessee or assignee in other space in the Building; provided, however, that if Landlord and Tenant's proposed sublessee or assignee cannot agree on the terms of a lease for other space in the Building within 120 days of Tenant's initial notification to Landlord that said proposed sublessee or assignee is interested in Tenant's space and thereafter cannot execute and deliver a lease for such other space in the Building within 180 days of Tenant's initial notification to Landlord that said proposed sublessee or assignee is interested in Tenant's space,"

          (v) the proposed sublessee or assignee would negatively impact the pedestrian traffic to and from the Building; or

          (vi) a Default then exists under the Lease, or a fact or condition exists, which but for the giving of notice or the passage of time would constitute a Default; or

          (vii) the assignment of the Lease would assign less than the entire Premises.

     (c) If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this
Section 10.01. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any such subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of such obligations and liabilities. Within a reasonable period of time after the effective date of an assignment or sublease, Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease or assignment shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases.

     (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant owning a majority interest in Tenant shall be deemed to be an assignment.

     (e) Notwithstanding anything to the contrary contained in this Article Ten, Tenant shall have the right, without the prior written consent of Landlord, to sublease the Premises to an Affiliate, or to assign this Lease to an Affiliate, provided, (i) prior to the effective date of the assignment or sublease, Tenant gives Landlord written notice of its intention to assign or sublease and (ii) within a reasonable period of time after the effective date of the assignment or sublease, the assignee or sublessee shall execute documents reasonably satisfactory to Landlord to evidence such subtenant or assignee's assumption of the obligations and liabilities of Tenant under this Lease, except in the case of any assignment which occurs by operation of law (and without a written assignment) as a consequence of merger, consolidation or non-bankruptcy reorganization and (iii) within a reasonable period of time after the effective date of such assignment or sublease, Tenant shall give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises; and such documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to an Affiliate.

10.02  RECAPTURE

Except for subleases and assignments made pursuant to Section 10.01(e) to which this Section 10.02 does not apply, and then only if Tenant proposes to sublet or assign greater than 25% of its then leased space in the Building, Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture and gives Tenant notice of such election, Tenant shall have ten (10) days in which to withdraw such sublease or assignment by written notice to Landlord. If Landlord elects to recapture and Tenant does not withdraw the request to sublease or assign, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.03  EXCESS RENT

Except for subleases and assignments made pursuant to Section 10.01(e) and to which Section 10.02 does not apply, Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment and (4) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements.

     In the event Landlord sells the Building to an entity unrelated to Metropolitan Life Insurance Company, a new York corporation, then the following language shall be added at this point in the document:

   "and (5) the annual unamortized portion of Tenant's leasehold improvements. Said leasehold improvements shall be capped at $100/rentable square foot (or the Year 2000 equivalent thereof as per RS Means Building Construction Cost Data or its equivalent or successor) on the sublease premises as defined herein and shall be capped at a proportionate share thereof at the time of any future sublease (taking into consideration, the length and point in time of such subleases)."

10.04  TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options may be available to any subtenant or assignee, directly or indirectly, upon Landlord's express written consent, which may be withheld in Landlord's sole discretion, unless specifically provided otherwise in this Lease.

10.05  ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

                                ARTICLE ELEVEN
                             DEFAULT AND REMEDIES

11.01  EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

     (a) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after the date when due and such failure continues for five (5) business days after Landlord sends Tenant a notice of default;

     (b) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant; provided, that if such default is not susceptible to being cured within such thirty (30) day period but Tenant promptly commences and diligently pursues such cure, said thirty (30) day period shall be extended so long as Tenant is actively, diligently and continuously attempting to effectuate such cure (and furnishing Landlord with weekly written status reports on such efforts), unless the default involves a hazardous condition, which shall be cured forthwith, or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

     (c) the interest of Tenant in this Lease is levied upon under execution or other legal process;

     (d) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within ninety (90) days;

     (e) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors;

     (f) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within ninety (90) days;

     (g) any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within sixty (60) days; or

     (h)  upon the dissolution of Tenant.

11.02  LANDLORD'S REMEDIES

     (a) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct and cumulative: (i) Landlord may terminate this Lease by giving Tenant notice of Landlord's election to do so, in which event, the term of this Lease shall end and all of Tenant's rights and interests shall expire on the date stated in such notice; (ii) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date specified in such notice; or (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due for the balance of the Term from Tenant under any of the provisions of this Lease.

     (b) In the event that Landlord terminates the Lease, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty, the present value of the excess, if any, of (i)

Rent for the balance of the Term, plus all Landlord's reasonable expenses of reletting, including without limitation, repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions (collectively, the "Reletting Expenses"), over (ii) the aggregate amount of Rent actually collected by Landlord for the Premises. In the event that Landlord receives a judgment against Tenant before any Rent is actually collected by Landlord for the Premises under this Section 11.02(b), Landlord shall recalculate the foregoing upon the receipt of any such Rent and shall remit the excess, if any, to Tenant.

     (c) In the event Landlord proceeds pursuant to subparagraph (a)(ii) above, Landlord may, but shall not be obligated to (except as may be required by law), relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary or desirable. If the Premises are relet and the consideration realized therefrom after payment of all Landlord's Reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord upon demand any such deficiency monthly. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     (d) In the event a Default occurs, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's property, fixtures, furnishings, signs and other evidences of tenancy, and take and hold such property; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the Termination Date, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

11.03  ATTORNEY'S FEES

Except as set forth in Article Thirty-Three of this Lease, Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned. Landlord shall pay upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by Tenant in any litigation, negotiation or transaction in which Landlord causes Tenant, without Tenant's fault, to become involved or concerned. In the case of a dispute between the parties hereto, the prevailing party in such dispute shall not be responsible for its attorney fees and the other party shall pay all such costs.

11.04  BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

     (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

     (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

          The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all non-monetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

     (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

          For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

          The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

          Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

     (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.05  LANDLORD'S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Building notice and a reasonable time to cure any default by Landlord as set forth in Section 23.02.

     Notwithstanding anything to the contrary contained in this Lease, if Landlord shall at any time be in default in the performance of any obligation under this Lease and Tenant shall have obtained a monetary judgment from a court of competent jurisdiction, which judgment is not subject to appeal or otherwise stayed by Landlord and which judgment had not been paid by Landlord to Tenant within sixty (60) days after final entry, Tenant shall have the right to offset the amount of such monetary judgment against payment of the next succeeding payments of Rent (including, without limitation, Rent Adjustments) due under this Lease upon prior written notice to Landlord of its intention to do so.

                                ARTICLE TWELVE
                             SURRENDER OF PREMISES

12.01  IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. In addition, Landlord shall designate, concurrently with written consent of Tenant's alteration plans, which permanently attached and moveable additions, non-trade fixtures, equipment and other improvements, if any, Tenant shall be required to remove upon Lease termination, and such designation shall not be subject to amendment except by written agreement between Landlord and Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including, but not limited to, any Tenant Additions containing Hazardous Materials. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby agree that Exhibit H
                                                                 ---------
attached hereto and made a part hereof contains a list of categories for removal. The types of items listed thereon shall also be removed by Tenant. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described herein, Landlord may (but shall not be obligated to), at

Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(d), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant's expense such restoration work as Landlord deems necessary or advisable.

     Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, demolish and remove the Bridge and repair any damage occasioned thereby, including, without limitation, restoration of the facade of the Building, prior to expiration of the Term hereof or upon any termination of this Lease or Tenant's possession under this Lease.

12.02  LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(d). Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

                               ARTICLE THIRTEEN
                                 HOLDING OVER

Tenant shall pay Landlord double the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

                               ARTICLE FOURTEEN
                       DAMAGE BY FIRE OR OTHER CASUALTY

14.01  SUBSTANTIAL UNTENANTABILITY

     (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within sixty (60) days after the occurrence of such damage, estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if (i) all or a substantial portion of the Premises is rendered untenantable or
(ii) a substantial portion of the Building is rendered untenantable or the portion directly affects Tenant's access to the Premises or its ability to use the Common Areas, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty
(20) days after delivery of Landlord's Notice, provided that if

Landlord so chooses, Landlord's Notice may also constitute such notice of termination. In addition, if such damage is to the Premises and occurs during the last twelve (12) months of the Term, either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.

     As used in this Lease "untenantable" means reasonably incapable of being occupied for its intended use due to damage to the Premises or Building. Notwithstanding anything to the contrary contained herein, neither the Premises nor any portion of the Premises shall be deemed untenantable if Landlord is not required to repair or restore same (or if Landlord is required to repair or restore same, then following such time as Landlord has Substantially Completed the repair or restoration work required to be performed by Landlord) or if Tenant continues to actually occupy the subject portion of the Premises for the ordinary conduct of its business (and not just for the retrieval of files and other information necessary to continue its business operations at another location).

     (b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

     (c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property, fixtures and equipment which would be or are required to be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

     (d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration plus any deductible amounts applicable thereto; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees.

     (e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02  INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates, within sixty (60) days after the occurrence of such damage, that the time to Substantially Complete the repair or restoration will not exceed one hundred eighty

(180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last twelve (12) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. [Notwithstanding the aforesaid, Landlord's obligation to repair shall be limited in accordance with the provisions of
Section 14.01 (d)(i) above.]

14.03  RENT ABATEMENT

Except for the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until sixty (60) days after Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform.

                                ARTICLE FIFTEEN
                                EMINENT DOMAIN

15.01  TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than one hundred eighty (180) days), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award with respect to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02  TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and Landlord estimates, within sixty (60) days after the occurrence of such taking, that the time to Substantially Complete the repair or restoration will not exceed one hundred eighty (180) days from the date of such taking, then Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit, unless such taking is to the Premises and occurs during the last twelve (12) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such taking by giving written notice thereof to the other within twenty (20) days after the date of such casualty.

     In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce the Monthly Base Rent and reduce or increase, as the case may be, Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03  COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect to any damages sustained by Tenant, including without limitation, Tenant's relocation expenses, loss to Tenant's business, and the like, and of the loss, if any, to Tenant Additions paid for by Tenant minus any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.

                                ARTICLE SIXTEEN
                                   INSURANCE

16.01  TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies reasonably acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the laws of The State of Illinois; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises, including the Bridge and the Antennae Siote as set forth in Exhibit I attached to this Lease, in the event of loss and any such policy shall contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord. For the purposes of this Article Sixteen, the Premises will include the Bridge or any bridge constructed by Tenant adjoining the Premises and the Antennae Site, if the Satellite License Agreement is entered into. So long as the Bridge or any such bridge is in place, the limit of comprehensive generalliability insurance shall not be less than $10,000,000; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.02  FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers' Compensation and Employers' Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the state of Illinois and reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and
(v) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03  LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in Illinois on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct.

16.04  WAIVER OF SUBROGATION

     (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of Illinois, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

     (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of Illinois, in its "All Risks" insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

     (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this
Section 16.04 (c) for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered or coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

     (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05  NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

16.06  SELF INSURANCE

Notwithstanding the foregoing, upon approval by Landlord as hereinafter provided, Tenant may elect to effect the foregoing insurance coverage, with respect to casualty losses only, through a plan of self insurance. If Tenant desires to effect any of the foregoing insurance coverage through a plan of self insurance or any amendment to a plan of self insurance theretofore approved by Landlord, Tenant shall deliver to Landlord a written notice of Tenant's desire to self insure, which notice shall specify the risks and amounts Tenant desires to self insure. Such notice shall be accompanied by audited financial statements of Tenant and such other financial and other supporting documentation as Landlord may reasonably require. Landlord shall approve or disapprove of such plan of self insurance or proposed amendment thereto within thirty (30) days after receipt of Tenant's notice and all financial and other supporting documentation required hereby. Such approval shall not be arbitrarily withheld. If Landlord approves such plan of self insurance and for so long as Tenant is self insured, Tenant shall deliver to Landlord annual audited financial statements and such other updated and supplemental information as Landlord may reasonably require as a condition to the continuance of such plan of self insurance. Landlord may at any time disapprove continuance of the plan of self insurance, provided such disapproval is not arbitrary, in which event Tenant shall promptly provide insurance coverage as required under Section 16.01 hereof and such self insurance shall remain in effect until Tenant provides such insurance. The rights contained in this Section 16.06 are personal to Tenant and its Affiliates and shall not and may not be exercised by or for the benefit of any other party.

     In the event Tenant elects to so self insure, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expenses for defense thereof, arising from any circumstances that would otherwise be covered by insurance if Tenant was carrying the types and amounts of insurance required of Tenant under this Article Sixteen. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

                               ARTICLE SEVENTEEN
                             INTENTIONALLY OMITTED

                               ARTICLE EIGHTEEN
                             RULES AND REGULATIONS

18.01  RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C attached hereto and
                                                   ---------
with all reasonable modifications and additions thereto which Landlord may make from time to time. In the event of any conflict between the rules and regulations set forth on Exhibit C and the other provisions of this Lease, the
                         ---------
provisions of this Lease shall control.

18.02  ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C or as
                                                                ---------
hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner. Tenant shall pay to Landlord all damages caused by Tenant's failure to comply with the provisions of this Article Eighteen and shall also pay to Landlord as additional Rent an amount equal to any increase in insurance premiums directly attributable to such failure to comply.


                               ARTICLE NINETEEN
                          LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building, subject to Tenant's rights as set forth in Article Thirty-Two hereof; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant and in accordance with the provisions of Section 7.02 of this Lease, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve
(12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service (except as provided in Article Six of this Lease) in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building;
(7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission to the Building and the Premises 24 hours per day, 7 days per week, under such regulations as Landlord prescribes for security purposes.

                                ARTICLE TWENTY
                             ESTOPPEL CERTIFICATE

20.01  IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that, to Tenant's knowledge, Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that, to Tenant's knowledge, Tenant has no off-sets or defenses to the performance of its obligations under this Lease (except as set forth in the Lease)(or if Tenant believes there are any off-sets or defenses (other than as set forth in the Lease), a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and, to Tenant's knowledge, Tenant has no claims against Landlord or any other party with respect thereto (or if any items are not completed or if Tenant has not accepted possession or has claims, an explanation of the same); (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested related to the status of the Lease.

20.02  ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. Further, if Tenant so fails to deliver the Estoppel Certificate, Landlord and any lender, prospective lender, investor, or purchaser may conclusively presume and rely, except as otherwise represented by Landlord, (i) that the terms and provisions of this Lease have not been changed; (ii) that this Lease has not been cancelled or terminated; (iii) that not more than one month's Rent has been paid in advance; and (iv) that Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

                              ARTICLE TWENTY-ONE
                             INTENTIONALLY OMITTED

                              ARTICLE TWENTY-TWO
                              REAL ESTATE BROKERS

Landlord and Tenant each hereby represent to the other that, except for CB Richard Ellis and Staubach Midwest LLC (the "Brokers"), neither party has dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation and Landlord hereby agrees to indemnify, protect, defend and hold Tenant harmless from and against any and all liabilities and claims for commissions and fees made by the Brokers arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the Brokers specified in this Article.

                             ARTICLE TWENTY-THREE
                             MORTGAGEE PROTECTION

23.01  SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any first mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed, it being understood that currently there is no mortgage, ground lease or trust deed encumbering the Real Property. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided that such successor agrees not to disturb Tenant in its use and quiet enjoyment of the Premises so long as Tenant (i) is not in Default under the Lease, and (ii) Tenant and/or an Affiliate occupies no less than 79,097 rentable square feet in the Building; and further provided that such successor shall not be (1) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; or (2) subject to any offsets, defenses or damages arising out of a default of any obligations of any preceding Landlord, except those which are continuing as of the date such purchaser succeeds to Landlord's interest; or (3) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor to the extent such consent is required by the terms of the mortgage, trust deed or ground lease and excluding the exercise of any options or elections contained in the Lease, including without limitation, options to renew the term, expand the Premises, rights of first offer, termination and contraction; or (4) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request, so long as such instrument contains a non-disturbance provision reasonably acceptable to Tenant, within twenty (20) days of a request to do so. If Tenant fails to deliver such certificate or instrument within said twenty-(20) day period, such failure shall be a Default hereunder.

23.02  MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, concurrently, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received written notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then if the Mortgagee or ground lessor agrees to cure such default, then the Mortgagee or ground lessor shall have such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default, but in no event shall said thirty (30) day period be extended by more than forty-five
(45) days. Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                              ARTICLE TWENTY-FOUR
                                    NOTICES

     (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

     (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

          (1)  Notices to Landlord shall be addressed:

               c/o CB Richard Ellis, Inc.
               10 South LaSalle Street, Suite 1301
               Chicago, Illinois 60603
               Attention:  General Manager
          with a copy to the following:

               Metropolitan Life Insurance Company
               2001 Spring Road, Suite 400
               Oak Brook, Illinois 60523
               Attention:  Vice President
               Real Estate Investments

          (2)  Notices to Tenant shall be addressed:

               The Northern Trust Company
               50 South LaSalle Street
               Chicago, Illinois 60675
               Attention:  Vice President Corporate Real Estate

          with a copy to the following:

               The Northern Trust Company
               20 South LaSalle Street
               Chicago, Illinois 60675
               Attention:  General Counsel

     (c) If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent.

     Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

     (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                              ARTICLE TWENTY-FIVE
                                RENEWAL OPTIONS


     (a) Tenant shall have and is hereby granted an option (the "First Renewal Option") to extend the term of this Lease from January 1, 2016 to December 31, 2020 (the "First Renewal Term"), on all the terms, covenants and conditions of this Lease, except that the rental shall be as set forth below. To exercise the First Renewal Option, Tenant shall notify Landlord in writing not later than June 30, 2014 ("Tenant's First Notice"). If Tenant exercises the First Renewal Option, then the word "Term" as used in this Lease shall be deemed to include the First Renewal Term.

     (b) The Monthly Base Rent during the First Renewal Term shall be equal to the Market Rate (as defined in Section 25(s) hereof) multiplied by the Rentable Area of the Premises.

     (c) Landlord shall respond to Tenant's First Notice with its determination of Market Rate within thirty (30) days of receipt of Tenant's First Notice. Tenant shall have thirty (30) days after receipt of Landlord's determination to accept, reject or submit for arbitration (as outlined in Article Twenty-Six below). If Tenant elects to submit to arbitration, Tenant shall name its arbitrator in its notice to Landlord that it has selected arbitration.

     (d) It shall be a condition to Tenant's exercise of the First Renewal Option that both at the time of delivery of Tenant's First Notice and at the commencement of the First Renewal Term: (i) Tenant is not in Default under this Lease, and (ii) except as may be permitted below, Tenant and/or an Affiliate is occupying the Premises for the conduct of business. Any termination of this Lease or termination of Tenant's right of possession shall terminate all of Tenant's rights to the First Renewal Option. Except as set forth below, the First Renewal Option may be exercised only by and is personal to Tenant and/or an Affiliate and may not be exercised by or for the benefit of any other party.

     Notwithstanding anything to the contrary contained in this Lease, Tenant's rights to exercise the First Renewal Option shall not be affected by any sublease of the Premises entered into pursuant to the terms of this Lease, but in no event shall any sublessee have any rights to exercise said First Renewal Option. In addition, the right to exercise the First Renewal Option shall be automatically transferred to (i) an Assignee who leases the entire Premises pursuant to the terms of this Lease or (ii) to any Assignee pursuant to an Assignment of this Lease for more than 25% of Tenant's then leased space in the Building, but shall not be transferred to any Assignee pursuant to an Assignment of this Lease for less than 25% of Tenant's then leased space in the Building.

     (e) Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Premises as a condition to Tenant's obligations to pay Rent for the First Renewal Term except as may be determined as part of Market Rate.

     (f) In the event that Tenant exercises the First Renewal Option, Tenant agrees to enter into an amendment to this Lease reasonably acceptable to Tenant incorporating the First Renewal Term and Monthly Base Rent applicable to such option the earlier of (i) sixty (60) days following the exercise of the First Renewal Option or (ii) thirty (30) days following the delivery of the arbitrator's decision to the parties pursuant to the terms of Article Twenty-Six of this Lease.

     (g) Tenant shall also have and is hereby granted a second option (the "Second Renewal Option") to extend the term of this Lease from January 1, 2021 to December 31, 2025 (the "Second Renewal Term"), on all the terms, covenants and conditions of this Lease, except that the rental shall be as set forth below. To exercise the Second Renewal Option, Tenant shall notify Landlord in writing not later than June 30, 2019 ("Tenant's Second Notice"). If Tenant exercises the Second Renewal Option, then the word "Term" as used in this Lease shall be deemed to include the Second Renewal Term.

     (h) The Monthly Base Rent during the Second Renewal Term shall be equal to the Market Rate (as defined in Section 25(s) hereof) multiplied by the Rentable Area of the Premises.

     (i) Landlord shall respond to Tenant's Second Notice with its determination of Market Rate within thirty (30) days of receipt of said Notice. Tenant shall have thirty (30) days after receipt of Landlord's determination to accept, reject or submit for arbitration (as outlined in Article Twenty-Six below). If Tenant elects to submit to arbitration, Tenant shall name its arbitrator in its notice to Landlord that it has selected arbitration.

     (j) It shall be a condition to Tenant's exercise of the Second Renewal Option that both at the time of delivery of Tenant's Second Notice and at the commencement of the Second Renewal Term: (i) Tenant is not in Default under this Lease, and (ii) except as may be permitted below, Tenant and/or an Affiliate is occupying the Premises for the conduct of business. Any termination of this Lease or termination of Tenant's right of possession shall terminate all of Tenant's rights to the Second Renewal Option. Except as set forth below, the Second Renewal Option may be exercised only by and is personal to Tenant and/or an Affiliate and may not be exercised by or for the benefit of any other party.

     Notwithstanding anything to the contrary contained in this Lease, Tenant's rights to exercise the Second Renewal Option shall not be affected by any sublease of the Premises entered into pursuant to the terms of this Lease, but in no event shall any sublessee have any rights to exercise said Second Renewal Option. In addition, the right to exercise the Second Renewal Option shall be automatically transferred to (i) an Assignee who leases the entire Premises pursuant to the terms of this Lease or (ii) to any Assignee pursuant to an Assignment of this Lease for more than 25% of Tenant's then leased space in the Building, but shall not be transferred to any Assignee pursuant to an Assignment of this Lease for less than 25% of Tenant's then leased space in the Building.

     (k) Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Premises as a condition to Tenant's obligations to pay Rent for the Second Renewal Term except as may be determined as part of Market Rate.

     (l) In the event that Tenant exercises the Second Renewal Option, Tenant agrees to enter into an amendment to this Lease reasonably acceptable to Tenant incorporating the Second Renewal Term and Monthly Base Rent applicable to such option (i) sixty (60) days following the exercise of the Second Renewal Option or (ii) thirty (30) days following the delivery of the arbitrator's decision to the parties pursuant to the terms of Article Twenty-Six of this Lease.

     (m) Tenant shall also have and is hereby granted a third option (the "Third Renewal Option") to extend the term of this Lease from January 1, 2026 to December 31, 2030 (the "Third Renewal Term"), on all the terms, covenants and conditions of this Lease, except that the rental shall be as set forth below, and no additional renewal rights are granted Tenant beyond the Third

Renewal Term. To exercise the Third Renewal Option, Tenant shall notify Landlord in writing not later than June 30, 2024 ("Tenant's Third Notice"). If Tenant exercises the Third Renewal Option, then the word "Term" as used in this Lease shall be deemed to include the Third Renewal Term.

     (n) The Monthly Base Rent during the Third Renewal Term shall be equal to the Market Rate (as defined in Section 25(s) hereof) multiplied by the Rentable Area of the Premises.

     (o) Landlord shall respond to Tenant's Third Notice with its determination of Market Rate within thirty (30) days of receipt of said Notice. Tenant shall have thirty (30) days after receipt of Landlord's determination to accept, reject or submit for arbitration (as outlined in Article Twenty-Six below). If Tenant elects to submit to arbitration, Tenant shall name its arbitrator in its notice to Landlord that it has selected arbitration.

     (p) It shall be a condition to Tenant's exercise of the Third Renewal Option that both at the time of delivery of Tenant's Third Notice and at the commencement of the Third Renewal Term: (i) Tenant is not in Default under this Lease, and (ii) except as may be permitted below, Tenant and/or an Affiliate is occupying the Premises for the conduct of business. Any termination of this Lease or termination of Tenant's right of possession shall terminate all of Tenant's rights to the Third Renewal Option. Except as set forth below, the Third Renewal Option may be exercised only by and is personal to Tenant and/or an Affiliate and may not be exercised by or for the benefit of any other party.

     Notwithstanding anything to the contrary contained in this Lease, Tenant's rights to exercise the Third Renewal Option shall not be affected by any sublease of the Premises entered into pursuant to the terms of this Lease, but in no event shall any sublessee have any rights to exercise said Third Renewal Option. In addition, the right to exercise the Third Renewal Option shall be automatically transferred to (i) an Assignee who leases the entire Premises pursuant to the terms of this Lease or (ii) to any Assignee pursuant to an Assignment of this Lease for more than 25% of Tenant's then leased space in the Building, but shall not be transferred to any Assignee pursuant to an Assignment of this Lease for less than 25% of Tenant's then leased space in the Building.

     (q) Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Premises as a condition to Tenant's obligations to pay Rent for the Third Renewal Term except as may be determined as part of Market Rate.

     (r) In the event that Tenant exercises the Third Renewal Option, Tenant agrees to enter into an amendment to this Lease reasonably acceptable to Tenant incorporating the Third Renewal Term and Monthly Base Rent applicable to such option within (i) sixty (60) days following the exercise of the Third Renewal Option or (ii) thirty (30) days following the delivery of the arbitrator's decision to the parties pursuant to the terms of Article Twenty-Six of this Lease.

     (s) The "Market Rate" shall mean a base net rent annual amount per rentable square foot and other rental charges for the lease term equivalent to the period for which the Market Rate is being determined beginning the first (1/st/) day of the subject period that a willing, credit-worthy non-equity tenant renewing space comparable to the Premises would pay and a willing Landlord of an office building comparable to the Building in the Chicago West/Central Loop office market (the "Market") would accept at arms length. Appropriate consideration will be given to base net rent, rent escalations, tenant concessions (e.g. free rent, tenant improvements and other cash allowances), length of term, size and location of the premises being leased, tenant improvement allowances, brokerage commissions and other generally applicable terms and conditions prevailing for comparable space in comparable buildings located in the Market, as evidenced by then recently completed renewals within the Market.

                              ARTICLE TWENTY-SIX
                                  ARBITRATION

     (a) If Tenant has elected to arbitrate in accordance with Article Twenty-Five above or Articles Twenty-Seven, Twenty-Eight or Twenty-Nine below, then Landlord shall have thirty (30) days to select its arbitrator. The arbitrator selected by each of Landlord and Tenant shall, by profession, be a real estate appraiser (with the professional designation of M.A.I. or, if M.A.I. ceases to exist, a comparable designation from an equivalent professional appraisal organization) who shall have been active over the five (5) year period ending on the date of such appointment in appraisal of commercial properties in the Chicago downtown business area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rate for the Premises is the closest to the Market Rate for the Premises as determined by the arbitrators, taking into account all relevant elements.

     (b) The two arbitrators so appointed shall, within ten (10) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

     (c) The three arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rate, and shall notify Landlord and Tenant thereof in writing.

     (d) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant and judgment upon such decision may be entered in by any court having jurisdiction over Landlord and Tenant.

     (e) If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and Landlord and Tenant each shall promptly select and appoint one new arbitrator each possessing the qualifications described in clause (a) of this Article Twenty-Six. Such new arbitrators shall promptly follow the procedure outlined in clauses (b) and (c) of this Article Twenty-Six.

     (f) The cost of arbitration shall be paid by Landlord if Tenant's submitted Market Rate is selected and by Tenant if Landlord's submitted Market Rate is selected.

     (g) Notwithstanding the foregoing, if either Landlord or Tenant fails to appoint an arbitrator within the time periods provided for herein and such failure to appoint an arbitrator is not cured within ten (10) days after receipt by such failing party of written demand to do so by the other party (which other party shall have appointed its arbitrator prior to sending such written demand), then the arbitrator appointed by the party sending such demand, acting alone, shall reach a decision on the applicable Market Rate, notify Landlord and Tenant in writing thereof, and such arbitrator's decision shall be binding on Landlord and Tenant.

                             ARTICLE TWENTY-SEVEN
                               EXPANSION OPTIONS

     (a) Tenant shall have the right to lease additional space with a lease commencement date of September 1, 2001 (the "2001 Expansion Option") consisting of 20,722 rentable square feet of space located in the "Low Rise" (floors 3 -
13) portion of the Building (the "2001 Expansion Space") on the terms and conditions set forth herein. Landlord shall give Tenant notice upon full execution of this Lease (the "2001 Landlord's Notice Date") with respect to the space available, including detailed existing condition plans, if available. To exercise the 2001 Expansion Option, Tenant shall notify Landlord in writing ("Tenant's 2001 Expansion Notice") on or before January 1, 2001. Tenant's possession date (the "2001 Possession Date") shall be June 1, 2001. The 2001 Expansion Space shall be delivered to Tenant on the 2001 Possession Date in its then current, AS IS condition, except with respect to the conditions set forth in Exhibit F - Base Building Conditions, and Landlord has no obligation to make
   ---------
any improvement to the 2001 Expansion Space, provided however, that Landlord shall contribute an amount (the "2001Contribution") equal to Five Hundred Ninety-Four Thousand Ninety-Nine and 74/100 Dollars ($594,099.74)(based on $28.67 per rentable square foot) to be applied to Tenant's completion of such improvements and additions to the 2001 Expansion Space as Tenant deems desirable including all construction improvements, architectural and engineering fees, third party construction consultants, FF&E expenses, or teledata related costs (the "2001 Work"). Tenant shall complete the 2001 Work in accordance with the terms of this Lease, including, without limitation, Exhibit B. If the costs of
                                                    ---------
completing the 2001 Work exceeds the sum of the 2001 Contribution, Tenant shall pay all such costs. In the event that Tenant fails to use all of the 2001 Contribution as set forth above within the first twelve (12) months after the 2001 Possession Date, then the portion of the 2001 Contribution which is not disbursed as provided above shall be applied against installments of Rent next due from Tenant.

     (b) Monthly Base Rent for the 2001 Expansion Space (the "2001 Expansion Base Rent") shall be equal to the then-escalated Monthly Base Rent rate for the Premises and shall commence September 1, 2001 (the "2001 Lease Commencement Date").

     (c) Tenant shall have the right to lease additional space with a lease commencement date in 2004 (the "2004 Expansion Option") consisting of between 4,500 and 7,100 rentable square feet of space (as currently determined, but which square footage amounts may be modified by the provisions of Section 2.04 of this Lease) located in the Low Rise portion of the Building (the "2004 Expansion Space") on the terms and conditions set forth herein. Landlord shall give Tenant notice between March 1, 2003 and February 28, 2004 (the "2004 Landlord's Notice Date") with respect to the space available, including detailed existing condition plans, if available. To exercise the 2004 Expansion Option, Tenant shall notify Landlord in writing ("Tenant's 2004 Expansion Notice") within thirty (30) days of receipt of the 2004 Landlord's Notice. Tenant's possession date (the "2004 Possession Date") shall be as stated in the 2004 Landlord's Notice, but in no event shall the

2004 Possession Date be earlier than eight (8) months after the date of the 2004 Landlord's Notice. The 2004 Expansion Space shall be delivered to Tenant on the 2004 Possession Date in its then current, AS IS condition, except with respect to the conditions set forth in Exhibit F - Base Building Conditions, and
                               ---------
Landlord has no obligation to make any improvement to the 2004 Expansion Space, provided however, that Landlord shall contribute an amount (the "2004 Contribution") equal to of $30.00/rentable square foot, declining on a monthly basis proportional to time remaining on the term (i.e. If the term for the 2004 Expansion Space is for 12 years, the 2004 Contribution shall be $24.00/rentable square foot). The 2004 Contribution is to be applied to Tenant's completion of such improvements and additions to the 2004 Expansion Space as Tenant deems desirable including all construction improvements, architectural and engineering fees, third party construction consultants, FF&E expenses, or teledata related costs (the "2004 Work"). Tenant shall complete the 2004 Work in accordance with the terms of this Lease, including, without limitation, Exhibit B. If the costs
                                                        ---------
of completing the 2004 Work exceeds the sum of the 2004 Contribution, Tenant shall pay all such costs. In the event that Tenant fails to use all of the 2004 Contribution as set forth above within the first twelve (12) months after the 2004 Possession Date, then the portion of the 2004 Contribution which is not disbursed as provided above shall be applied against installments of Rent next due from Tenant.

     (d) Monthly Base Rent for the 2004 Expansion Space (the "2004 Expansion Base Rent") shall be equal to the then-escalated Monthly Base Rent rate for the Premises and shall commence ninety (90) days after the 2004 Possession Date (the "2004 Lease Commencement Date").

     (e) Tenant shall have the right to lease additional space with a lease commencement date in 2005 (the "2005 Expansion Option") consisting of between 8,500 and 14,900 rentable square feet of space (as currently determined, but which square footage amounts may be modified by the provisions of Section 2.04 of this Lease) located in the Low Rise portion of the Building (the "2005 Expansion Space") on the terms and conditions set forth herein. Landlord shall give Tenant notice between March 1, 2004 and February 28, 2005 (the "2005 Landlord's Notice Date") with respect to the space available, including detailed existing condition plans, if available. To exercise the 2005 Expansion Option, Tenant shall notify Landlord in writing ("Tenant's 2005 Expansion Notice") within thirty (30) days of receipt of the 2005 Landlord's Notice. Tenant's possession date (the "2005 Possession Date") shall be as stated in the 2005 Landlord's Notice, but in no event shall the 2005 Possession Date be earlier than eight (8) months after the date of the 2005 Landlord's Notice. The 2005 Expansion Space shall be delivered to Tenant on the 2005 Possession Date in its then current, AS IS condition, except with respect to the conditions set forth in Exhibit F - Base Building Conditions, and Landlord has no obligation to make
   ---------
any improvement to the 2005 Expansion Space, provided however, that Landlord shall contribute an amount (the "2005 Contribution") equal to of $30.00/rentable square foot, declining on a monthly basis proportional to time remaining on the term (i.e. If the term for the 2005 Expansion Space is for 10 years, the 2005 Contribution shall be $20.00/rentable square foot). The 2005 Contribution is to be applied to Tenant's completion of such improvements and additions to the 2005 Expansion Space as Tenant deems desirable including all construction improvements, architectural and engineering fees, third party construction consultants, FF&E expenses, or teledata related costs (the "2005 Work"). Tenant shall complete the 2005 Work in accordance with the terms of this Lease, including, without limitation, Exhibit B. If the costs of completing the 2005
                               ---------
Work exceeds the sum
of the 2005 Contribution, Tenant shall pay all such costs. In the event that Tenant fails to use all of the 2005 Contribution as set forth above within the first twelve (12) months after the 2005 Possession Date, then the portion of the 2005 Contribution which is not disbursed as provided above shall be applied against installments of Rent next due from Tenant.

     (f) Monthly Base Rent for the 2005 Expansion Space (the "2005 Expansion Base Rent") shall be equal to the then-escalated Monthly Base Rent rate for the Premises and shall commence ninety (90) days after the 2005 Possession Date (the "2005 Lease Commencement Date").

     (g) Tenant shall have the right to lease additional space with a lease commencement date in 2007 (the "2007 Expansion Option") consisting of between 10,000 and 23,000 rentable square feet of space (as currently determined, but which square footage amounts may be modified by the provisions of Section 2.04 of this Lease) located in the Low Rise portion of the Building (the "2007 Expansion Space") on the terms and conditions set forth herein. Landlord shall give Tenant notice between March 1, 2006 and February 28, 2007 (the "2007 Landlord's Notice Date") with respect to the space available, including detailed existing condition plans, if available. To exercise the 2007 Expansion Option, Tenant shall notify Landlord in writing ("Tenant's 2007 Expansion Notice") within thirty (30) days of receipt of the 2007 Landlord's Notice. Tenant's possession date (the "2007 Possession Date") shall be as stated in the 2007 Landlord's Notice, but in no event shall the 2007 Possession Date be earlier than eight (8) months after the date of the 2007 Landlord's Notice. The 2007 Expansion Space shall be delivered to Tenant on the 2007 Possession Date in its then current, AS IS condition, except with respect to the conditions set forth in Exhibit F - Base Building Conditions, and Landlord has no obligation to make
   ---------
any improvement to the 2007 Expansion Space, provided however, that Landlord may contribute an amount (the "2007 Contribution") as determined in accordance with the provisions of Section 25(s). The 2007 Contribution, if any, is to be applied to Tenant's completion of such improvements and additions to the 2007 Expansion Space as Tenant deems desirable including all construction improvements, architectural and engineering fees, third party construction consultants, FF&E expenses, or teledata related costs (the "2007 Work"). Tenant shall complete the 2007 Work in accordance with the terms of this Lease, including, without limitation, Exhibit B. If the costs of completing the 2007 Work exceeds the sum
            ---------
of the 2007 Contribution, if any, Tenant shall pay all such costs. In the event that Tenant fails to use all of the 2007 Contribution, if any, as set forth above within the first twelve (12) months after the 2007 Possession Date, then the portion of the 2007 Contribution, if any, which is not disbursed as provided above shall be applied against installments of Rent next due from Tenant.

     (h) Monthly Base Rent for the 2007 Expansion Space (the "2007 Expansion Base Rent") shall be equal to the Market Rate as defined in Section 25(s) above multiplied by the rentable area of the 2007 Expansion Space and shall commence ninety (90) days after the 2007 Possession Date (the "2007 Lease Commencement Date").

     (i) Landlord shall include in the notice given on the "2007 Landlord's Notice Date" its determination of Market Rate. Tenant shall have thirty (30) days after receipt of Landlord's determination to accept, reject or submit for arbitration (as outlined in Article Twenty-Six above).

If Tenant elects to submit to arbitration, Tenant shall name its arbitrator in its notice to Landlord that it has selected arbitration.

     (j) Tenant shall have the right to lease additional space with a lease commencement date in 2011 (the "2011 Expansion Option") consisting of one full floor and approximately 21,000 rentable square feet of space (as currently determined, but which square footage amounts may be modified by the provisions of Section 2.04 of this Lease) located in the Building (the "2011 Expansion Space") on the terms and conditions set forth herein. Landlord shall give Tenant notice between March 1, 2009 and February 28, 2010 (the "2011 Landlord's Notice Date") with respect to the space available, including detailed existing condition plans, if available. To exercise the 2011 Expansion Option, Tenant shall notify Landlord in writing ("Tenant's 2011 Expansion Notice") within thirty (30) days of receipt of the 2011 Landlord's Notice. Tenant's possession date (the "2011 Possession Date") shall be as stated in the 2011 Landlord's Notice and shall occur between July 1, 2010 and June 30, 2011. The 2011 Expansion Space shall be delivered to Tenant on the 2011 Possession Date in its then current, AS IS condition, except with respect to the conditions set forth in Exhibit F - Base Building Conditions, and Landlord has no obligation to make
   ---------
any improvement to the 2011 Expansion Space, provided however, that Landlord may contribute an amount (the "2011 Contribution") as determined in accordance with the provisions of Section 25(s). The 2011 Contribution, if any, is to be applied to Tenant's completion of such improvements and additions to the 2011 Expansion Space as Tenant deems desirable including all construction improvements, architectural and engineering fees, third party construction consultants, FF&E expenses, or teledata related costs (the "2011 Work"). Tenant shall complete the 2011 Work in accordance with the terms of this Lease, including, without limitation, Exhibit B. If the costs of completing the 2011 Work exceeds the sum
            ---------
of the 2011 Contribution, Tenant shall pay all such costs. In the event that Tenant fails to use all of the 2011 Contribution, if any, as set forth above within the first twelve (12) months after the 2011 Possession Date, then the portion of the 2011 Contribution, if any, which is not disbursed as provided above shall be applied against installments of Rent next due from Tenant.

     (k) Monthly Base Rent for the 2011 Expansion Space (the "2011 Expansion Base Rent") shall be equal to the Market Rate as defined in Section 25(s) above multiplied by the rentable area of the 2011 Expansion Space and shall commence ninety (90) days after the 2011 Possession Date (the "2011 Lease Commencement Date").

     (l) Landlord shall include in the notice given on the "2011 Landlord's Notice Date" its determination of Market Rate. Tenant shall have thirty (30) days after receipt of Landlord's determination to accept, reject or submit for arbitration (as outlined in Article Twenty-Six above). If Tenant elects to submit to arbitration, Tenant shall name its arbitrator in its notice to Landlord that it has selected arbitration.

     (m) The 2001 Expansion Option, the 2004 Expansion Option, the 2005 Expansion Option, the 2007 Expansion Option and the 2011 Expansion Option are herein collectively referred to as the "Expansion Options".

     (n) It shall be a condition to Tenant's exercise of any of the Expansion Options that both at the time of delivery of Tenant's Expansion Notices and at the commencement of the

Term with respect to any of the Expansion Options: (i) Tenant is not in Default under this Lease, and (ii) except as may be permitted below, Tenant and/or an Affiliate is occupying the Premises for the conduct of business. Any termination of this Lease or termination of Tenant's right of possession shall terminate all of Tenant's rights to any of the remaining Expansion Options. Except as set forth below, all of the Expansion Options may be exercised only by and is personal to Tenant and/or an Affiliate and may not be exercised by or for the benefit of any other party.

     Notwithstanding anything to the contrary contained in this Lease, Tenant's rights to exercise any of the Expansion Options shall not be affected by any sublease of the Premises entered into pursuant to the terms of this Lease, but in no event shall any sublessee have any rights to exercise any of said Expansion Options. In addition, the right to exercise any of the Expansion Options shall be automatically transferred to (i) an Assignee who leases the entire Premises pursuant to the terms of this Lease or (ii) to any Assignee pursuant to an Assignment of this Lease for more than 25% of Tenant's then leased space in the Building, but shall not be transferred to any Assignee pursuant to an Assignment of this Lease for less than 25% of Tenant's then leased space in the Building.

     (o) In the event that Tenant exercises any of the foregoing Expansion Options, Tenant agrees to enter into an amendment to this Lease reasonably acceptable to Tenant incorporating the applicable Expansion Space to the Premises and making such other conforming changes as are necessary to the computation of the Monthly Base Rent and the calculation of Tenant's Share applicable to such option the earlier of (i) sixty (60) days following the exercise of the any of the Expansion Options or (ii) thirty (30) days following the delivery of the arbitrator's decision to the parties pursuant to the terms of Article Twenty-Six of this Lease. The Expansion Option Spaces shall be leased for their respective Terms upon the terms and conditions provided for in this Lease, except for such changes as are required pursuant to the terms hereof, which shall be as set forth in the Amendment described above. If Tenant does not execute and deliver the Amendment to this Lease to Landlord as set forth above, neither Landlord nor Tenant shall have any obligation to the other under this Article Twenty-Seven.

     (p) If Tenant does not exercise any of the Expansion Options set forth in this Article Twenty-Seven, Tenant will still have a Right of First Offer, as set forth in Article Twenty-Eight below, as well as a Contraction Option, as set forth in Article Thirty, and a Termination Option, as set forth in Article Thirty-One.

     (q) The anticipated possession date shall be the date identified in Landlord's Notice, which is the date the respective Expansion Space will be delivered to Tenant for the construction of its tenant improvements. In the event that Landlord does not deliver the expansion space to Tenant as set forth in Landlord's Notice and Tenant is unable to have a minimum of ninety days of pre-commencement access, then Landlord will grant Tenant a 1-for-1 day delay in Tenant's lease commencement for the respective expansion space.

     (r) In the event Landlord does not or is unable to deliver possession of the expansion space to Tenant as set forth above, due solely to "Landlord's Delay"(as defined below), then Tenant shall be entitled to abate the portion of the Monthly Rent and Additional Rent attributable to such space on a 2 days for every 1 day delay basis until such time as possession of the particular space is delivered (i.e. if such space is delivered 10 days late, then commencing on Tenant's Commencement Date for said expansion space, Tenant shall be entitled to the sum of 20 days' abatement of Monthly Rent and Additional Rent for said space); provided, however, that if Landlord does not or is unable to deliver possession of said premises by a date which is 90 days or more beyond the anticipated Possession Date, then, in lieu of rent abatement as aforesaid, Tenant shall have the benefit of all of the remedies for Landlord's default provided in the Lease and at Law.

     As used herein the term "Landlord's Delay" shall exclude any delays due to Force Majeure and tenant holdover without Landlord's consent or sufferance. Except for the above exclusions, Landlord's Delay shall mean any delay on the part of the Landlord in delivering to Tenant possession of the expansion space beyond the applicable date set forth above.

     (s) No Landlord's Delay shall be deemed to have occurred unless and until Tenant has given written notice to Landlord of the Landlord's Delay in question. If such action or inaction is in fact a Landlord's Delay, and is not cured within 3 business days after Landlord's receipt of such notice, then a Landlord's Delay shall be deemed to have occurred commencing upon the first day after the scheduled Possession Date for the expansion space in question.

     (t) In connection with each of the expansion options set forth in this Article Twenty-Seven, Landlord will use commercially reasonable efforts to make all of the spaces delivered to Tenant contiguous to itself in each option period.

                             ARTICLE TWENTY-EIGHT
                             RIGHT OF FIRST OFFER

     (a) During the Term, Tenant shall have a continuing right of first offer (the "Offer Right") with respect to all or any portion of the space located in the Low Rise or "Mid Rise" (floors 14 - 23) of the Building being marketed to third party tenants, subject to the existing rights of other tenants' as set forth in leases granted as of the date this Lease is fully executed (the "Offer Space"). Whenever any Offer Space becomes or is to become available, Landlord shall notify Tenant in writing of such fact "Landlord's First Offer Notice". Landlord's First Offer Notice shall include a floor plan of the Offer Space, state the date of availability of the Offer Space, include a statement as to whether the Offer Space is also considered to be Expansion Space or Subordinate Expansion Space and set forth such other terms (including Landlord's determination of Monthly Base Rent) under which Landlord is willing to lease the Offer Space. Landlord's First Offer Notice shall not be given earlier than nine
(9) months prior to the date designated by Landlord as the date such Offer Space will become available nor later than thirty (30) days after the date on which the Offer Space became available for leasing. The Monthly Base Rent for the Offer Space shall be calculated at Market Rate (as defined in Section 25(s) hereof) multiplied by the rentable area of the Offer Space. The Offer Space shall be delivered to Tenant on the availability date set forth in Landlord's First Offer Notice for the remainder of the Term in an AS IS condition, except with respect to the conditions set forth in Exhibit F - Base Building
                                            ---------
Conditions, and Landlord has no obligation to make any improvement to the Offer Space.

     (b) Tenant shall respond to Landlord's First Offer Notice within ten (10) business days after receipt of its determination to accept, reject or submit for arbitration Landlord's determination of the Market Rent set forth therein (as outlined in Article Twenty-Six above). If Tenant elects to submit to arbitration, Tenant shall name its arbitrator in its notice to Landlord that it has selected arbitration. Tenant shall also have the right to elect to reject the Offer Space if Landlord has determined that such space is a part of the space available to Tenant pursuant to the Expansion Options set forth in Article Twenty-Seven hereto or space available to Tenant pursuant to the Subordinate Expansion Options set forth in Article Twenty-Nine hereto and such space shall remain available to Tenant pursuant to the provisions of said Article Twenty-Seven or Article Twenty-Nine, as applicable. Tenant's failure to respond within such time period shall be a waiver of Tenant's Offer Right with respect to such Offer Space.

     (c) It shall be a condition to Tenant's exercise of the Offer Right that both at the time of the exercise of the Offer Right and at the time the Offer Space is delivered: (i) Tenant is not in Default under this Lease, and (ii) except as may be permitted below, Tenant and/or an Affiliate is occupying the Premises for the conduct of business. Any termination of this Lease or termination of Tenant's right of possession shall terminate Tenant's Offer Right. Except as set forth below, the Offer Right may be exercised only by and is personal to Tenant and/or an Affiliate and may not be exercised by or for the benefit of any other party.

     Notwithstanding anything to the contrary contained in this Lease, Tenant's rights to exercise the Offer Right shall not be affected by any sublease of the Premises entered into pursuant to the terms of this Lease, but in no event shall any sublessee have any rights to exercise said Offer Right. In addition, the right to exercise the Offer Right shall be automatically transferred to (i) an Assignee who leases the entire Premises pursuant to the terms of this Lease or
(ii) to any Assignee pursuant to an Assignment of this Lease for more than 25% of Tenant's then leased space in the Building, but shall not be transferred to any Assignee pursuant to an Assignment of this Lease for less than 25% of Tenant's then leased space in the Building.

     (d) In the event that Tenant exercises the Offer Right, Tenant agrees to enter into an amendment to this Lease reasonably acceptable to Tenant incorporating the applicable Offer Space to the Premises and making such other conforming changes as are necessary to the computation of the Monthly Base Rent and the calculation of Tenant's Share applicable to such option the earlier of
(i) sixty (60) days following the exercise of the Offer Right or (ii) sixty (60) days following the delivery of the arbitrator's decision to the parties pursuant to the terms of Article Twenty-Six of this Lease.

     (e) In the event Tenant fails to exercise its Offer Right as to the Offer Space, the same shall be offered Tenant if it becomes available again within the Term of this Lease.

     (f) In the event that any Landlord's First Offer Notice states that the Offer Space is also considered to be either Expansion Space or Subordinate Expansion Space, Tenant's exercise of said Offer Right shall reduce the amount of Expansion Space or Subordinate Expansion Space available to Tenant pursuant to this Lease.

                              ARTICLE TWENTY-NINE
                         SUBORDINATE EXPANSION OPTION

In addition to the expansion options set forth in Article Twenty-Seven hereof, Tenant shall have the right to lease additional space in the Mid Rise (subject to the existing tenants' rights), as set forth below:

     (a) If the space becomes available in 2007, Tenant shall have the right to lease additional space with a lease commencement date in 2007 (the "2007 Subordinate Expansion Option") consisting of one or two full floors and approximately 21,000 or 42,000 rentable square feet of space (as currently determined, but which square footage amounts may be modified by the provisions of Section 2.04 of this Lease) located in the Building (the "2007 Subordinate Expansion Space") on the terms and conditions set forth herein. When the 2007 Subordinate Expansion Space becomes or is to become available, Landlord shall notify Tenant in writing of such fact ("Landlord's 2007 Subordinate Expansion Option Notice") with respect to the space available, including detailed existing condition plans, if available. The Monthly Base Rent for the 2007 Subordinate Expansion Space shall be calculated at Market Rate (as defined in Section 25(s) hereof) multiplied by the rentable area of the 2007 Subordinate Expansion Space and shall commence ninety-(90) days after the 2007 Subordinate Expansion Space is delivered to Tenant. The 2007 Subordinate Expansion Space shall be demised for the remainder of the Term on an AS IS condition, except with respect to the conditions set forth in Exhibit F - Base Building Conditions, and Landlord has
                        ---------
no obligation to make any improvement to the 2007 Subordinate Expansion Space, provided however, that Landlord may contribute an amount (the "2007 Subordinate Contribution") as determined in accordance with the provisions of Section 25(s). The 2007 Subordinate Contribution, if any, is to be applied to Tenant's completion of such improvements and additions to the 2007 Subordinate Expansion Space as Tenant deems desirable including all construction improvements, architectural and engineering fees, third party construction consultants, FF&E expenses, or teledata related costs (the "2007 Subordinate Work"). Tenant shall complete the 2007 Subordinate Work in accordance with the terms of this Lease, including, without limitation, Exhibit B. If the costs of completing the 2007
                               ---------
Subordinate Work exceeds the sum of the 2007 Subordinate Contribution, if any, Tenant shall pay all such costs. In the event that Tenant fails to use all of the 2007 Subordinate Contribution, if any, as set forth above within the first twelve (12) months after the 2007 Subordinate Expansion Space is delivered to Tenant, then the portion of the 2007 Subordinate Contribution, if any, which is not disbursed as provided above shall be applied against installments of Rent next due from Tenant.

     (b) Landlord shall include in Landlord's 2007 Subordinate Expansion Option Notice its determination of Market Rate. Tenant shall have thirty (30) days after receipt of Landlord's determination to accept, reject or submit for arbitration (as outlined in Article Twenty-Six above). If Tenant elects to submit to arbitration, Tenant shall name its arbitrator in its notice to Landlord that it has selected arbitration.

     (c) If the space becomes available in 2009, Tenant shall also have the right to lease additional space with a lease commencement date in 2009 (the "2009 Subordinate Expansion Option") consisting of one or two full floors and approximately 21,000 or 42,000 rentable square feet of space (as currently determined, but which square footage amounts may be modified by the provisions of Section 2.04 of this Lease) located in the Building (the "2009 Subordinate Expansion Space") on the terms and conditions set forth herein. When the 2009 Subordinate Expansion Space becomes or is to become available, Landlord shall notify Tenant in writing of such fact ("Landlord's 2009 Subordinate Expansion Option Notice") with respect to the space available, including detailed existing condition plans, if available. The Monthly Base Rent for the 2009 Subordinate Expansion Space shall be calculated at Market Rate (as defined in Section 25(s) hereof) multiplied by the rentable area of the 2009 Subordinate Expansion Space and shall commence ninety-(90) days after the 2009 Subordinate Expansion Space is delivered to Tenant. The 2009 Subordinate Expansion Space shall be demised for the remainder of the Term on an AS IS condition, except with respect to the conditions set forth in Exhibit F - Base Building
                                            ---------
Conditions, and Landlord has no obligation to make any improvement to the 2009 Subordinate Expansion Space, provided however, that Landlord may contribute an amount (the "2009 Subordinate Contribution") as determined in accordance with the provisions of Section 25(s). The 2009 Subordinate Contribution, if any, is to be applied to Tenant's completion of such improvements and additions to the 2009 Subordinate Expansion Space as Tenant deems desirable including all construction improvements, architectural and engineering fees, third party construction consultants, FF&E expenses, or teledata related costs (the "2009 Subordinate Work"). Tenant shall complete the 2009 Subordinate Work in accordance with the terms of this Lease, including, without limitation, Exhibit
                                                                        -------
B. If the costs of completing the 2009 Subordinate Work exceeds the sum of the
-
2009 Subordinate Contribution, if any, Tenant shall pay all such costs. In the event that Tenant fails to use all of the 2009 Subordinate Contribution, if any, as set forth above within the first twelve (12) months after the 2009 Subordinate Expansion Space is delivered to Tenant, then the portion of the 2009 Subordinate Contribution, if any, which is not disbursed as provided above shall be applied against installments of Rent next due from Tenant.

     (d) Landlord shall include in Landlord's 2009 Subordinate Expansion Option Notice its determination of Market Rate. Tenant shall have thirty (30) days after receipt of Landlord's determination to accept, reject or submit for arbitration (as outlined in Article Twenty-Six above). If Tenant elects to submit to arbitration, Tenant shall name its arbitrator in its notice to Landlord that it has selected arbitration.

     (e) The 2007 Subordinate Expansion Option and the 2009 Subordinate Expansion Option are herein collectively referred to as the "Subordinate Expansion Options".

     (f) It shall be a condition to Tenant's exercise of either the 2007 Subordinate Expansion Option or the 2009 Subordinate Expansion Option that both at the time of delivery of Landlord's 2007 Subordinate Expansion Option Notice or the 2009 Subordinate Expansion Option Notice and at the commencement of the Term with respect to either the 2007 Subordinate Expansion Option or the 2009 Subordinate Expansion Option: (i) Tenant is not in Default under this Lease, and
(ii) except as may be permitted below, Tenant and/or an Affiliate is occupying the Premises for the conduct of business. Any termination of this Lease or termination of Tenant's right of possession shall terminate all of Tenant's rights to any of the remaining Subordinate Expansion Options. Except as set forth below, either of the Subordinate Expansion Options may be exercised only by and is personal to Tenant and/or an Affiliate and may not be exercised by or for the benefit of any other party.

     Notwithstanding anything to the contrary contained in this Lease, Tenant's rights to exercise either of the Subordinate Expansion Options shall not be affected by any sublease of the Premises entered into pursuant to the terms of this Lease, but in no event shall any sublessee have any rights to exercise either of said Subordinate Expansion Options. In addition, the right to exercise either of the Subordinate Expansion Options shall be automatically transferred to (i) an Assignee who leases the entire Premises pursuant to the terms of this Lease or (ii) to any Assignee pursuant to an Assignment of this Lease for more than 25% of Tenant's then leased space in the Building, but shall not be transferred to any Assignee pursuant to an Assignment of this Lease for less than 25% of Tenant's then leased space in the Building.

     (g) In the event that Tenant exercises either of the foregoing Subordinate Expansion Options, Tenant agrees to enter into an amendment to this Lease reasonably acceptable to Tenant incorporating the applicable Subordinate Expansion Space to the Premises and making such other conforming changes as are necessary to the computation of the Monthly Base Rent and the calculation of Tenant's Share applicable to such option the earlier of (i) sixty (60) days following the exercise of the either of the Subordinate Expansion Options or
(ii) thirty (30) days following the delivery of the arbitrator's decision to the parties pursuant to the terms of Article Twenty-Six of this Lease. The Subordinate Expansion Option Spaces shall be leased for their respective Terms upon the terms and conditions provided for in this Lease, except for such changes as are required pursuant to the terms hereof, which shall be as set forth in the Amendment described above. If Tenant does not execute and deliver the Amendment to this Lease to Landlord as set forth above, neither Landlord nor Tenant shall have any obligation to the other under this Article Twenty-Nine.

     (h) If the 2007 Subordinate Expansion Space becomes available before 2007 or the 2009 Subordinate Expansion Space becomes available before 2009, then Tenant shall have the Offer Right set forth in Article Twenty-Eight hereof. In the event Tenant fails to exercise its Offer Right as to either of the Subordinate Expansion Spaces, the same shall be offered Tenant if it becomes available again before the respective Subordinate Expansion Option is available. Furthermore regardless of the number of times tenant fails to exercise its Offer Right with respect to either of the Subordinate Expansion Spaces, the provisions of this Article Twenty-Nine shall remain in full force and effect.

     (i) As long as Tenant is leasing at least 129,097 rentable square feet under this Lease, then no previously exercised Contraction Option (as set forth below) shall affect Tenant's Subordinate Expansion Options as defined herein. If, at any point in time, Tenant has exercised a Contraction Option and leases less than 129,097 rentable square feet, the next Subordinate Expansion Option only will become null and void.

                                ARTICLE THIRTY
                              CONTRACTION OPTION

     (a) Tenant shall have the option (the "First Contraction Option") to contract its premises by 8,000 to 10,000 rentable square feet (the "First Contraction Space") effective any time during the year 2006. If Tenant elects to exercise the First Contraction Option, Tenant shall notify Landlord of its intent to do so (the "Tenant's First Contraction Notice") no less than twelve
(12) months prior to the effective date thereof. Tenant shall pay Landlord a sum equal to two (2) years of the then-escalated gross rent which would next become due in connection with the First Contraction Space after the effective date set forth in Tenant's First Contraction Notice (the "First Contraction Payment"). Tenant shall pay the First Contraction Payment one-half (1/2) upon delivery of Tenant's First Contraction Notice and one-half (1/2) thirty (30) days prior to the effective date.

     (b) Tenant shall also have the option (the "Second Contraction Option") to contract its premises by 10,000 to 20,000 rentable square feet (the "Second Contraction Space") effective any time during the year 2008. If Tenant elects to exercise the Second Contraction Option, Tenant shall notify Landlord of its intent to do so (the "Tenant's Second Contraction Notice") no less than twelve
(12) months prior to the effective date thereof. Tenant shall pay Landlord a sum equal to two (2) years of the then-escalated gross rent which would next become due in connection with the Second Contraction Space after the effective date set forth in Tenant's Second Contraction Notice (the "Second Contraction Payment"). Tenant shall pay the Second Contraction Payment one-half (1/2) upon delivery of Tenant's Second Contraction Notice and one-half (1/2) thirty (30) days prior to the effective date.

     (c) Tenant shall also have the option (the "Third Contraction Option") to contract its premises by 10,000 to 20,000 rentable square feet (the "Third Contraction Space") effective any time during the year 2012. If Tenant elects to exercise the Third Contraction Option, Tenant shall notify Landlord of its intent to do so (the "Tenant's Third Contraction Notice") no less than twelve
(12) months prior to the effective date thereof. Tenant shall pay Landlord a sum equal to two (2) years of the then-escalated gross rent which would next become due in connection with the Third Contraction Space after the effective date set forth in Tenant's Third Contraction Notice (the "Third Contraction Payment"). Tenant shall pay the Third Contraction Payment one-half (1/2) upon delivery of Tenant's Third Contraction Notice and one-half (1/2) thirty (30) days prior to the effective date.

     (d) The First Contraction Option, the Second Contraction Option and the Third Contraction Option are herein collectively referred to as the "Contraction Options".

     (e) It shall be a condition to Tenant's exercise of any of the Contraction Options that, both at the time of the exercise of the Contraction Option and at the effective date thereof, Tenant is not in Default under this Lease.

     (f) Tenant shall use commercially reasonable efforts to deliver to Landlord space consisting of no less than 5,000 square feet of Rentable Area of a commercially leaseable configuration with a proportional window to floor ratio. If Tenant shall exercise any of the Contraction Options set forth in this Article Twenty-Nine, the next effective Expansion or Subordinate Expansion Option provided for in this Lease shall be waived by Tenant.

     (g) Tenant's failure to strictly comply with the provisions regarding the Contraction Options shall nullify any attempted exercise of the Contraction Options by Tenant. Except as set forth below, the Contraction Options may be exercised only by and is personal to Tenant or an Affiliate and may not be exercised by or for the benefit of any other party.

     Notwithstanding anything to the contrary contained in this Lease, Tenant's rights to exercise any of the Contraction Options shall not be affected by any sublease of the Premises entered into pursuant to the terms of this Lease, but in no event shall any sublessee have any rights to exercise any of said Contraction Options. In addition, the right to exercise any of the Contraction Options shall be automatically transferred to (i) an Assignee who leases the entire Premises pursuant to the terms of this Lease or (ii) to any Assignee pursuant to an Assignment of this Lease for more than 25% of Tenant's then leased space in the Building, but shall not be transferred to any Assignee pursuant to an Assignment of this Lease for less than 25% of Tenant's then leased space in the Building.

                              ARTICLE THIRTY-ONE
                              TERMINATION OPTION

Tenant shall have the option (the "Termination Option") to terminate this Lease effective as of the last day of December 31, 2010 (the "Termination Effective
Date").   If Tenant elects to exercise the Termination Option, Tenant shall notify Landlord of its intent to do so (the "Tenant's Termination Notice") no later than June 30, 2008. Tenant shall pay Landlord a sum equal to two (2) years of the then-escalated gross rent which would next become due after the Effective Date (the "Termination Payment"). Tenant shall pay the Termination Payment one-half (1/2) upon delivery of Tenant's Termination Notice and one-half (1/2) December 1, 2010. It shall be a condition to Tenant's exercise of the Termination Option that, both at the time of the exercise of the Termination Option and on the Termination Effective Date, Tenant is not in Default under this Lease. Tenant's failure to strictly comply with the provisions regarding the Termination Option shall nullify any attempted exercise of the Termination Option by Tenant. Except as set forth below, the Termination Option may be exercised only by and is personal to Tenant or an Affiliate and may not be exercised by or for the benefit of any other party.

     Notwithstanding anything to the contrary contained in this Lease, Tenant's rights to exercise the Termination Option shall not be affected by any sublease of the Premises entered into pursuant to the terms of this Lease, but in no event shall any sublessee have any rights to exercise said Termination Option. In addition, the right to exercise the Termination Option shall be automatically transferred to an Assignee who leases the entire Premises pursuant to the terms of this Lease, but shall not be available to any Assignee pursuant to an Assignment of this Lease for less than all of Tenant's then leased space in the Building.

                              ARTICLE THIRTY-TWO
                                    SIGNAGE

     (a) Tenant shall have the right, upon leasing, occupying and maintaining under lease at least 191,000 rentable square feet in the Building, to control naming rights to the Building once the rights currently granted to Chase Bank have either expired or been relinquished pursuant to the terms of the Chase Bank lease now in effect. Not withstanding the foregoing, Landlord agrees not to grant Building naming rights to any other tenant who leases or will lease less than 150,000 rentable square feet.

     (b) If Tenant is granted naming rights to the Building as set forth above, Tenant will be permitted to furnish and install signage on the exterior of the Building at Tenant's sole expense. The exact size, location and design of the signage shall be similar to the Chase Bank signage and shall be approved by Landlord which consent shall not be unreasonably withheld or delayed.

     (c) As long as Tenant leases at least 129,097 rentable square feet in the Building, Tenant shall have the right to install an identification sign on the elevator wall at a low-rise elevator bank using Tenant's standard corporate logo or graphics. All signs shall be affixed in such manner as reasonably approved by Landlord. The size and location of the signage shall be mutually agreed upon by Landlord and Tenant. Except as hereinprovided, Tenant shall not display, maintain or affix on any place on or about the Building any sign, notice, legend or advertisement.

                             ARTICLE THIRTY-THREE
                               PERSONNEL BRIDGE

     (a) Pursuant to the terms and conditions of the Prior Lease, Tenant has constructed and currently is responsible for the Bridge. Tenant shall, at its sole cost and expense, be responsible for the operation (including, without limitation, security, heating, cooling and cleaning of the interior and exterior of the Bridge), repair, maintenance and replacement of the Bridge. Without limiting the foregoing, Tenant shall, at its sole cost and expense, at all times maintain the Bridge in good order, appearance, condition and repair and shall comply with all applicable Laws. Tenant shall, at its sole cost and expense, repair and restore or demolish the Bridge if damaged by any fire or other casualty. Tenant shall pay all real estate taxes in connection with or attributable to the Bridge, including, without limitation, any increases in the
real estate taxes for the Building attributable to the Bridge.   Upon expiration
of the Term hereof or upon any termination of this Lease, the provision of
Section 12.01 hereof shall apply.

     (b) Tenant agrees to indemnify and hold harmless the Indemnitees from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including court costs and reasonable attorneys' fees), for injuries to all persons and damage to or loss of property arising in connection with the Bridge, including, without limitation, any and all claims, demands, actions, liabilities, damages, costs and expenses arising from any breach of security of the Premises or the Building in connection with the Bridge, from the maintenance and condition of the Bridge, from any activity, use, work, or thing done, permitted or suffered by Tenant in or about the Bridge or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease in connection with the Bridge or due to any other act or omission of Tenant, its agents or employees in connection with the Bridge. If any such proceeding is filed against any of the Indemnitees, Tenant agrees, upon Landlord's request, to defend such proceeding at its sole cost by legal counsel reasonably satisfactory to Landlord.

     (c) Tenant shall have no right to assign, transfer or otherwise dispose of its rights or interests under this Article Thirty-Three, such rights being granted solely to The Northern Trust Company; provided however, that any Affiliate shall be entitled to the rights granted to Tenant hereunder.

                              ARTICLE THIRTY-FOUR
                                 MISCELLANEOUS

34.01  LATE CHARGES

All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within thirty (30) days after Landlord's demand therefor. All such amounts (including, without limitation Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

34.02  WAIVER OF JURY TRIAL

As a material inducement to the parties to enter into this Lease, Landlord and Tenant each hereby waive their respective right to a trial by jury of any issues relating to or arising out of its obligations under this Lease or its occupancy of the Premises. The parties acknowledge that they have read and understood the foregoing provision.

34.03  OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, except that it shall constitute an irrevocable offer on the part of Tenant in effect for five
(5) business days to lease the Premises on the terms and conditions herein contained.

34.04  TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

34.05  ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

34.06  MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

34.07  SATELLITE SYSTEM

During the term of this Lease (and any amendments or renewals), Tenant shall have an option to enter into a non-exclusive license (the "License") to install, operate, maintain and operate a reception-only satellite dish antenna, mounted on a non-penetrating structure, and related plenum-rated cabling (the "System"), upon and subject to the terms and conditions set forth in Exhibit I attached hereto and made a part hereof.

34.08  EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability of Landlord with respect to this Lease shall never exceed the amount of offset which Tenant utilizes pursuant to Section 11.05 of this Lease plus an amount not to exceed $10,000,000 (the "Liability Cap") and Tenant shall not be entitled to recover from Landlord any amounts in excess of the Liability Cap.

34.09  ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

34.10  LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord's obligations hereunder are specifically assumed by the buyer or transferee.

34.11  BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

34.12  CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

34.13  APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the State of Illinois. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

34.14  ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants during the last twelve (12) months of the Term and in accordance with the provisions of Section 7.02 of this Lease, and (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(a), hereof, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect. As long as Tenant is not in monetary default, or any other default, neither vacating the Premises nor discontinued occupancy shall constitute a default by Tenant.

34.15  LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter within the time frames provided for in this Lease or within thirty
(30) days of receipt of notice from Landlord of its failure to so perform (except with respect to the payment of Rent which shall be in accordance with the provisions of Section 11.01(a)(i)), Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without additional prior notice to Tenant, and all reasonable sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable thirty (30) days after request for payment.

34.16  GENERATOR

Tenant shall have to right to elect to install a generator in the Building to serve the Premises to the extent that Landlord has space available which has been designated for such use. Tenant shall notify Landlord of such election in writing indicating the type and size of the generator. Landlord shall, within thirty (30) days of such notice of election, inform Tenant as to whether there is any space available and, if so, of the terms on which Landlord would enter into a license agreement for such space and the location at which such generator could be placed (the "Generator Terms"). Tenant shall thereafter have twenty
(20) days to notify Landlord if it accepts or declines the Generator Terms and, if Tenant accepts the Generator Terms, it must provide Landlord with the actual plans and specs for such generator. Landlord shall thereafter have an additional twenty(20) days to approve such plans and if Landlord approves the plans and specs, Landlord and Tenant shall enter into a license agreement for such generator in form and substance reasonably satisfactory to both parties within the succeeding sixty (60) day period. Said license agreement will govern the installation, operation and maintenance of the generator and shall also provide that Tenant, at Tenant's sole expense, will comply with all Laws governing the installation, operation and maintenance of the generator.

34.17  RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

     IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01(4) hereof.


LANDLORD:                                TENANT:

METROPOLITAN LIFE INSURANCE              THE NORTHERN TRUST COMPANY
COMPANY


By:    /s/ Donald K. Devine              By:     /s/ James R. Taylor
    -----------------------                  -----------------------
    Its:   Vice President                    Its:    Vice President
           ----------------                     --------------------

                                 SCHEDULE ONE

                        Controllable Operating Expenses
                        -------------------------------

          Cap Amount          Scenario 1                 Scenario 2
                        Actual/Paid(Difference)    Actual/Paid(difference)
                        -----------------------    -----------------------
Year 1    6.00%         10.0%/6.0%(-4.0%)          6.0%/6.0%(0%)

Year 2    6.36%         10.0%/6.36%(-7.64%)        6.0%/6.0%(+.36%)

Year 3    6.74%         5.0%/6.74%(-5.9%)          6.0%/6.0%(+1.10%)

Year 4    7.15%         5.0%/7.15%(-3.75%)         6.0%/6.0%(+2.25%)

Year 5    7.57%         5.0%/7.57%(-1.18%)         12.0%/7.57%(-4.43%)

Year 6    None          12.0%/12/0%*               8.0%/10.25%**

*No "catch-up" since every prior year reached the maximum allowable - shortfall of 1.18% will not be paid

**"Catch-up" applies to the extent that 2.25% was not used in prior years - shortfall of 2.18% will not be paid

                           Schedule A - Page 1 of 1

                                   EXHIBIT A

                               PLAN OF PREMISES
                               ----------------

                              EXHIBIT A - Page 1

                                   EXHIBIT B

                             WORKLETTER AGREEMENT

This agreement (the "Agreement") is attached to and made a part of the Office Lease dated ________________ (the "Lease") between Metropolitan Life Insurance Company, a New York corporation and The Northern Trust Company, an Illinois corporation. The terms of this Agreement shall be applicable to the Tenant Work and shall not be applicable to Tenant Alterations as set forth in Article Nine of the Lease. Any terms used in this Agreement which are not otherwise defined shall have the same meaning as in the Lease.

     1. On the Commencement Date, Tenant shall have accepted the Initial Premises in an AS IS condition and Tenant shall perform the Tenant Work as set forth herein and in the Lease.

     In the event that Tenant exercises any of the options set forth in Articles Twenty-Seven, Twenty-Eight or Twenty-Nine with respect to adding additional space to the Premises, the following provision shall also apply:

     On the Commencement Date of each option set forth above, Tenant shall have accepted the applicable Premises in an AS IS condition and Tenant shall perform such Tenant Work in the Premises as are necessary for Tenant to operate its business from the Premises in accordance with the terms and conditions set forth herein.

     2. Tenant shall cause to be prepared such architectural, design, mechanical, electrical, plumbing and other plans (the "Tenant Plans") as are necessary for completion of the Tenant Work. Tenant shall submit the Tenant Plans to Landlord for its approval, which approval shall not be unreasonably withheld. Landlord shall complete its review of the Tenant Plans within five
(5) business days following receipt thereof and Landlord shall take all reasonable steps to avoid causing any delay to Tenant's completion of the Tenant Work. In the event of any exception by Landlord to Tenant Plans, Tenant shall take steps to appropriately modify the Tenant Plans and shall resubmit the revised Tenant Plans to Landlord, which shall again be reviewed within five (5) business days following receipt.

     Landlord's approval of the Tenant Plans shall in no way be deemed assurances that the Tenant Work complies with applicable laws, ordinances or codes, or any implied warranty of the adequacy or sufficiency of the design or quality of any items shown therein. Landlord shall cooperate with Tenant by signing any documents required to enable Tenant to obtain a building permit and whatever authorizations are required to proceed with the Tenant Work when requested by Tenant, even if such request is made prior to Landlord's approval of Tenant Plans. Landlord shall not be deemed to have waived its right to approve or disapprove Tenant Plans if Landlord has not approved Tenant Plans at the time it signs such documents.

     3. Tenant shall make such contracts and arrangements as Tenant determines to be necessary and desirable for the construction and installation of Tenant Work using contractors and subcontractors reasonably acceptable to Landlord. Landlord agrees that Landlord shall approve or

                              EXHIBIT B - Page 1
disapprove any general contractor and/or subcontractors within five (5) business days after submission by Tenant.

     4. Prior to the commencement of the construction and installation of the Tenant Work, or the delivery of any materials to the Premises or the Building, Tenant shall (a) procure all required licenses, permits and approvals from all governmental authorities including, but not limited to, the substitution of Tenant's self-certification in connection therewith as may be acceptable to the City of Chicago Building Department from time to time, and (b) deliver to Landlord certificates evidencing the following insurance coverages which are required by Landlord of general contractor and which shall remain in effect for so long as any Tenant Work is being undertaken or performed on the Premises or in the Building: Comprehensive General Liability policies having a single aggregate limit of $5,000,000, covering operations and premises liability, completed operations liability, broad form property damage, personal injury, blanket contractual liability insurance coverage, independent contractor's coverage, and workers' compensation in statutory amounts. Tenant shall also deliver to Landlord copies of certificates evidencing such insurance as shall be required by the general contractor of any sub-contractors who work in the Building. The completed operations liability coverage shall continue in force for one year after the date of the substantial completion of the Tenant Work. Tenant agrees to defend and hold the Indemnitees harmless from all actions, claims, liability and damages in any way arising out of or relating to the construction and installation of the Tenant Work in the Premises other than for claims, actions, liability and damages arising out of the negligence or misconduct of Landlord, its employees, agents, contractors or subcontractors, and to name the Indemnitees as additional insured parties as their interests may appear in such insurance policies.

     5. Tenant agrees to construct and install the Tenant Work using quality materials and workmanship compatible with the Building. Tenant shall use qualified craftsmen and laborers who are compatible with the trade unions operating in the Building and Tenant shall use its reasonable efforts to avoid labor unrest in the Premises and in the Building. Tenant shall, with Landlord's prior approval, schedule the delivery of materials and performance of work in the Premises and Building in such manner as not to disrupt Building operations, which approval shall not be unreasonably withheld. The loading dock and freight elevators are open Monday through Friday, 7:30 a.m. to 4:00 p.m. Exclusive use of the facilities is scheduled on a first-come, first-served basis, with the Office of the Building, subject to Landlord's reasonable scheduling guidelines. Landlord shall cooperate with Tenant and Tenant's contractor in permitting access to the Premises through freight elevator and loading docks, subject to Landlord's reasonable scheduling guidelines. Landlord will allow Tenant to use the Building freight elevators and loading dock after normal business hours at no additional charge except for the actual cost of such additional security and/or elevator operator personnel that Landlord may deem necessary.

     6. During completion of the Premises, Tenant shall not be charged for utility usage within the Premises. Tenant shall pay costs for hoisting and freight elevator usage in accordance with Landlord's regular published rates therefor. If Tenant does not request Landlord to provide project management services, Tenant shall reimburse Landlord's reasonable actual out-of-pocket expenses for any necessary consultants to review plans and specifications.

                              EXHIBIT B - Page 2

     7. Landlord shall disburse each of the Contribution, the 2001 Contribution, the 2004 Contribution, the 2005 Contribution, the 2007 Contribution, the 2011 Contribution, the 2007 Subordinate Contribution and the 2009 Subordinate Contribution no more often than once monthly as and when the Tenant Work progresses within thirty (30) days following submission of lien waivers and such other documentation as Landlord shall reasonably require, all as further set forth on Schedule A attached hereto and made a part hereof, subject to Tenant's right to apply any or all of such Contributions against Rent in accordance with the provisions of the Lease.

     8. Upon completion of the Tenant Work and the Tenant's acceptance thereof, Tenant shall so certify to Landlord and Tenant shall deliver to Landlord copies of the final affidavits, certificates and copies of waivers of lien of Tenant and all contractors, subcontractors and materialmen and the copies of affidavit of Tenant's architect certifying that all the Tenant Work has been constructed and installed in the Premises in substantial conformity with the Tenant Plans, as from time to time amended with Landlord's approval.

     9. Tenant accepts, assumes and shall be solely responsible for all risks for the construction and installation of the Tenant Work other than for risks resulting from the negligence or misconduct of Landlord, its employees, agents, contractors or subcontractors. Except as set forth in the Lease, the Indemnitees shall have no liability or obligation to Tenant or to any other parties, and make no warranties or representations, including any warranty of fitness for particular use, to Tenant by reason of any approval, consultation or other services provided by Landlord or Manager, its or their employees, agents, contractors or subcontractors. Landlord shall have no responsibility to Tenant or to any other parties for the construction and installation of the Tenant Work.

     10. Tenant shall have access to the Premises for the purposes of installation of the Tenant Work and such access and construction shall be in accordance with the provisions of this Rider and other provisions of the Lease. Tenant agrees that any such entry into and access to the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay Rent. Tenant further agrees that to the extent permitted by law, and excepting the negligence or misconduct of Landlord (and its employees or agents) and the Indemnitees, Landlord and the Indemnitees shall not be liable in any way for any injury or death to any person or persons, loss or damage to any Tenant Work and installations made in the Premises or loss or damage to property placed therein the same being at Tenant's sole risk.

     11. Within sixty days following Tenant's occupancy of the Premises for the conduct of business, Tenant shall provide Landlord with a set of "as built" plans, drawings and specifications for the Premises and a list of all building materials used in the completion of the Tenant Work (by manufacturer and lot numbers), including for example, ceiling tile, wall coverings, floor coverings and adhesives.

                              EXHIBIT B - Page 3

                                  Schedule A
                                  ----------

                              TENANT CONTRIBUTION
                           REIMBURSEMENT GUIDELINES

The following conditions are necessary to process tenant improvement reimbursements. All reimbursements are processed as provided in the Lease.

1) For partial or full payments of tenant improvement reimbursements, provide a letter to CB Richard Ellis, Inc., Attention: Office of the Building, formally requesting the reimbursement along with the following documents:

     a) Cover sheet listing each contractor and the corresponding payment request amount

     b) A copy of the payment request followed by the corresponding original lien waiver for:


          i)   The general contractor covering the full value of the request

          ii) Each sub-contractor, including architectural and engineering consultants

     c) The lien waiver must name Metropolitan Life Insurance Company, as owner.

2) Electrical and data contractors are required to repair fire stop penetrations and to remove debris. Inspection of electrical and telephone closets will take place after final request for payment is received. The following charges will apply if the accompanying condition is present:

     a)   Removal of debris, including wire, pipe, garbage, etc.    $75.00
     b)   Each fire stop penetration repair                         $50.00

                              EXHIBIT B - Page 4

                                   EXHIBIT C

                             RULES AND REGULATIONS
                             ---------------------


1. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises and if visible from the outside or public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.

2. Tenant shall not use the name of the Building for any purpose other than Tenant's business address; Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

3. No article which is explosive or inherently dangerous is allowed in the Building.

4. Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known or named.

5. Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed.

6. No animals (except for dogs in the company of a blind person), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

7. Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

8. Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

9. No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks except for such secured areas as were established in connection with the Prior Lease or which may be established by mutual consent of the parties hereto. Tenant may not install any locks without Landlord's prior approval.

10. Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, the Landlord will, upon request direct where and how connections

                              EXHIBIT C - Page 1
and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord's prior consent, which shall not be unreasonably withheld.

11. Except with the prior approval of Landlord (other than in connection with the provisions of Section 9.01), all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

12. The weight, size and location of safes, furniture, equipment, machines and other large or bulky articles shall be subject to Landlord's approval and shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct and at Tenant's sole risk and cost. Prior to Tenant's removal of any of such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord.

13. Tenant shall not overload the safe capacity of the electrical wiring of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

14. To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

15. Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating facilities for the benefit of its employees or guests, provided the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

16. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

17. No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent.

18. Tenant shall at all time maintain the window blinds in the lowered position, though Tenant may keep the louvers open.

19. Except as set forth in Section 7.01(a) of the Lease, Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

                              EXHIBIT C - Page 2

20. No smoking, eating, drinking, loitering or laying is permitted in the Common Area except in designated areas.

21. Landlord may require that all persons who enter or leave the Building identify themselves to security guards, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building.

                              EXHIBIT C - Page 3

                                   EXHIBIT D

                            CLEANING SPECIFICATIONS
                            -----------------------

Time of Cleaning
----------------

     The cleaning operations shall be performed on a five (5) days per week basis after normal business hours, Monday through Friday, excluding holidays.:

Lobby Areas - Elevators
-----------------------

     1.   Floor of entrance lobby to be swept and washed as required.

     2.   Floors in elevator cars to be vacuumed, swept or washed nightly.

     3.   Lobby walls to be washed down when necessary.

     4.   Clean lobby lights, globes and fixtures when necessary.

Washrooms
---------

     1. All floors to be damp mopped and thoroughly cleaned nightly using a dust control method.

     2. Toilet seats, bowls, urinals and washbasins to be cleaned and disinfected nightly.

     3. All body contact points in washrooms, such as water taps, receptacles and dispensers, door plates and flush valves to be disinfected and polished nightly.

     4. Flush tanks, dispensers, receptacles, mirrors, shelves and all exposed piping to be dusted and cleaned nightly.

     5. Sani-cans to be emptied, washed and disinfected sanibags replaced nightly.

     6.   Waste paper to be removed nightly.

     7.   Paper receptacles to be washed and disinfected weekly.

     8.   All toilet bowls and urinals to be descaled weekly.

     9. Soap containers, toilet paper, towel dispensers and sanitary napkin dispensers to be replenished daily.

     10.  Toilet partitions to be cleaned daily.

                              EXHIBIT D - Page 1

Office Areas - Nightly Service
------------------------------

     1.   All ash trays and smoking stands to be emptied, washed and polished.

     2.   All waste receptacles will be emptied and cleaned.

     3. Drinking fountains will be washed and polished and all metal bright work will be kept in a clean condition.

Office Areas - Periodic Service
-------------------------------

     1.   Dusting of all furnishings and fixtures

     2. Handmarks to be removed from partition and entrance door glass, doors, frames and walls where the finished surface permits as required.

     3. Fabric covered furnishings will be brushed or vacuumed to remove all dust and dirt as required.

     4.   All carpeted areas will be vacuumed daily.

     5.   All telephones to be damp wiped monthly.

     6.   High dusting (above arm's reach) will be done once per month.

     7. Hard surfaced floors to be maintained in a clean and polished condition by any of the following methods using top quality, anti-slip floor materials:

          a)   Strip and rewax quarterly.

          b) Spray buff as required but not less than weekly. Strip and rewax annually.

          c) Light mop and rewax as required but not less than monthly. Strip and rewax annually.

     8.   All vertical surfaces of furniture to be damp wiped once per week.

     9.   All window sills to be damp wiped once per week.

     10.  Air diffusers will be cleaned twice per year.

     11.  Venetian blinds will be dusted quarterly.

                              EXHIBIT D - Page 2

                                   EXHIBIT E


                HEATING, VENTILATING AND AIR-CONDITIONING SYSTEM
                ------------------------------------------------


The Heating, Ventilating and Air-Conditioning (HVAC) system is designed to maintain an interior temperature of 75 degrees Fahrenheit (dry bulb, 50 percent relative humidity) when outdoor summer temperature is 94 degrees Fahrenheit (dry bulb) - 72 degrees Fahrenheit (wet bulb) and 72 degrees Fahrenheit (dry bulb, 20 percent relative humidity, this is a reference only, no humidity is added to the air by the building) when outdoor winter temperature is -10 degrees Fahrenheit (dry bulb). This is based on an average occupancy density of not more than one
(1) person per 150 to 180 square feet of usable area and an average electrical load of 3.5 watts per square foot of usable area.

The air distribution system consists of dual floor-by-floor air handling units with variable air volume distribution and plenum air return. A separate air handler serves the window wall and the interior spaces.

For floors 6-37 at the exterior curtain walls, perimeter heating and cooling is by means of thermostat regulated variable air volume (V.A.V.) boxes. Floors 1 - 5 have electric baseboard heat with metal enclosure at perimeter exterior wall.

The interior zone cooling is by means of V.A.V. boxes. Thermostats, one per V.A.V. box, are spaced approximately one per 1,200 square feet of usable floor area of the premises.

The fan room on each floor has central chilled water plant supplying two-(2) air handling systems for each floor.

Variable volume air distribution with slot-type diffusers on the perimeter and perforated or slot diffusers in the interior.

The system design allows for the maximum utilization of "free cooling", the ability to maintain comfortable environmental conditions without operating the central cooling plant.

Cooling tower water is available year round for tenant's auxiliary cooling requirements at an additional cost to tenant and subject to available capacity.

Given these design parameters, the building is operated under ASHRAE standards.




                               EXHIBIT E - Page 1

                                   EXHIBIT F

                           BASE  BUILDING CONDITIONS
                           -------------------------


Landlord shall deliver the applicable space to Tenant in the condition outlined below at Landlord's sole cost and expense:

1) General - Premises are accepted "as-is"


 .  To the extent available, the Landlord will supply Tenant plans representing the existing condition of the premises.
 .  Landlord will comply with ADA requirements in all common areas of the building.
 . Locking devises and closers for all common area exits, stairwells, electrical/telephone closets and mens/women toilets. Tenant, at its cost may install combination locks on all toilet entrance doors on floors where the Tenant is a full-floor tenant.

2) Major damage to walls not being removed by the Tenant will be repaired at the expense of the Landlord.

3) The Landlord will contribute up to $1.00 per square foot, but not more than the actual cost per square foot, to achieve floor leveling to within 1/4 inch per 10 lineal feet non-cumulative. In the event the Tenant elects to level any area less than the entire demised expansion space being leased, open and free of partitions, the Tenant agrees at the expiration of the term, at the Landlord election, to remove the leveling material, unless such leveling is necessary to bring a small portion of the area up to the existing grade level (ie., if there is an area of indentation or sunken space, such space shall be raised to existing grade level).

4) Landlord will provide air for the premises for ventilation purposes of not less than 1.04 cfm per usable square foot of floor area or .89 cfm per rentable square foot of floor area.



                               EXHIBIT F - Page 1

                                   EXHIBIT G

                    MAJOR CATEGORIES FOR OPERATING EXPENSES
                    ---------------------------------------



1.  Utilities
2.  HVAC contract and materials
3.  Repairs and Maintenance
4.  Janitorial and cleaning
5.  Security
6.  Landscaping
7.  Tenant relations
8.  Administration
9.  Management Fee
10. Insurance

Landlord will supply sufficient detail for each major category, including the subcategories within each major category. For example, utilities could have subcategories which would include gas, water, electric, and sewer.

Additionally, Landlord will indicate the monthly building occupancy for the calendar year. Attached is a sample billing prepared by Landlord's Building Manager, (including all referenced footnotes to the billing statement).

Notwithstanding anything contained in this Lease to the contrary, Landlord shall be permitted to change the account structure if Landlord changes its chart of accounts or method of accounting, so long as the level of detail does not change.



                               EXHIBIT G - Page 1

                                   EXHIBIT H

                            CATEGORIES FOR REMOVAL
                            ----------------------


1. Additional HVAC and all related electrical wiring, conduit and other related electrical hardware, and ductwork specifically installed for the unit, except for supplemental equipment currently contained in the telecom rooms.

2.   Any vaults or similar installation.

3. All Electrical conduit larger than 3/4 inch that is not used for standard lighting and office use. In addition to the conduit, all related connectors, boxes and switchgear will be removed.

4.   All raised floors.

5.   Stairwell (if any).

6.   Generator (if any).

7.   Roof Top communication and all related wiring (if any).

8. Close all floor, ceiling and roof openings, and close any staircases or other openings between floors (if any).

9. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such
surfaces to their condition prior to the commencement of this Lease.   Tenant
shall also be required to close any staircases or other openings between floors.



                               EXHIBIT H - Page 1

                                   EXHIBIT I

                          SATELLITE LICENSE AGREEMENT
                          ---------------------------

     This License Agreement ("Agreement") is made and entered into as of this ________ day of _______, 20___, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Licensor") and THE NORTHERN TRUST COMPANY, a national banking corporation ("Licensee").

                                  WITNESSETH:

     WHEREAS, Tenant leased certain premises in 10 South LaSalle Street, Chicago, Illinois (the "Building") pursuant to that certain Lease dated December ___, 2000 (the "Lease"), the premises being more particularly described therein (the "Premises").

     WHEREAS, Tenant desires to install a Satellite System;

     WHEREAS, Landlord is willing to permit such installation under the following terms and conditions;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by both parties, the parties agree as follows:

1.   Definitions.  Licensor and Licensee agree that the respective terms as used
     -----------
herein shall, unless the context otherwise requires, have the following meanings:

     "Building" - that certain office building located at 10 South LaSalle Street, Chicago, Illinois 60603.

     "Antenna Site" - the applicable portions of the roof and equipment areas of the Building designated by Licensor as the location for Site Equipment (hereinafter defined). The Antenna Site is located in the area depicted on Exhibit A attached hereto. Notwithstanding the foregoing, Licensor shall be entitled to cause Licensee to relocate its Site Equipment from the Antenna Site to a comparable space (a "Relocation Space") at any time upon reasonable notice to Licensee (which notice shall not be given in excess of ninety (90) days prior to such relocation) and Licensee agrees to relocate its Site Equipment at Licensor's sole expense.

     "Site Manager" ___________________________, or any other entity designated by Licensor to manage the Antenna Site during the term of this agreement.

     "Site Equipment" means any "receive only" communications equipment, including satellite dishes, base stations, antenna(s), poles, dishes or masts, cabling or wiring and accessories used therewith approved by Licensor for installation, operation and maintenance on the Antenna Site,



                               EXHIBIT I - Page 1
and, as of the date of this Agreement, specifically includes those items on Exhibit B attached hereto.

     Licensor and Licensee agree that capitalized terms defined elsewhere in this Agreement shall, unless the context requires otherwise, have the meaning there given. Licensor and Licensee shall act in good faith in the performance of their respective obligations under this Agreement and, unless otherwise expressly provided, shall not unreasonably withhold, and shall act as promptly as is reasonably practicable under the circumstances in granting or denying, any consent or approval required hereunder.

2.   Grant of License.  Licensor is the owner of the Building.  Licensee is a
     ----------------
tenant in the Building and occupies certain space in the Building pursuant to the terms of a lease dated December _____, 2000 (the "Lease"). Licensee desires to install Site Equipment on the Antenna Site.

     Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive and non-assignable license (except to an Affiliate of Tenant as defined in the Lease and/or as set forth below), for the term of this Agreement (as such term may be extended or renewed), to install, maintain and operate the Site Equipment, at the sole cost and expense of Licensee, subject to Licensor's approval in all respects. The Site Equipment shall be solely for the use of Licensee. Licensee is specifically prohibited from selling, reselling, or distributing services associated with the Site Equipment to a third party. Licensee acknowledges that Licensor has previously granted rights to use the roof of the Building and risers to others and that the rights granted to Licensee hereunder are expressly subject and subordinate to the rights previously granted to others, whether or not such others have exercised such rights as of the date of this Agreement and the Site Equipment shall not interfere with any rooftop equipment now or hereafter installed pursuant to any such rights. Licensor shall use reasonable efforts to prevent any other rooftop equipment now or hereafter installed from interfering with the Site Equipment. Licensee further acknowledges that Licensor shall have the right hereafter to grant similar or other rights to third parties to use the roof or other space at the Building for antennae, antenna dish or other devices for the reception or transmission of communications, data or other signals.

     Notwithstanding anything to the contrary contained in this Agreement, Licensee's rights hereunder shall not be affected by any sublease of the Premises entered into pursuant to the terms of the Lease. In addition, the right under this License shall be automatically transferred to an Assignee who leases the entire Premises pursuant to the terms of this Lease and may be (at Licnesor's discretion, be transferred to any Assignee pursuant to an Assignment of the Lease for more than 25% of Licensee's then leased space in the Building, but shall not be transferred to any Assignee pursuant to an Assignment of the Lease for less than 25% of Licensee's then leased space in the Building.

3.   Plans.  Prior to the installation of the Site Equipment, Licensee shall
     -----
deliver to Licensor, for its review and approval, a set of plans and specifications for the Site Equipment, which shall include, without limitation, satellite dish design, size, floor and power load requirements, cabling installations the means of affixing the satellite dish, and the means of connecting the Site Equipment to the Building's electrical system and to the Leased Premises. The satellite dish(es)



                               EXHIBIT I - Page 2
shall be receive-only and will have a non-penetrating mast mount design unless required by Laws. Licensee shall deliver to Licensor such additional information as may be requested by Licensor from time to time.

4.   Installation.  The Site Equipment and its installation, maintenance and
     ------------
operation, shall comply with all applicable laws, ordinances and regulations. Prior to the installation and operation of the Site Equipment by Licensee, Licensee shall, at its sole cost and expense, obtain all necessary licenses, permits and approvals from all governmental agencies having jurisdiction. The Site Equipment shall be installed and maintained by contractors acceptable to Licensor, in accordance with the approved plans and specifications and in compliance with all requirements of Licensor.

5.   Interference.  If, in the sole judgment of Licensor, any electrical,
     ------------
electromagnetic, radio frequency or other interference shall result from the operation of any of Licensee's Site Equipment, Licensee agrees that Licensor may, at Licensor's option, shut down Licensee's equipment upon not less than eight (8) business hours prior verbal notice to Licensee; provided, however that if an emergency situation exists, which Licensor reasonably determines in its sole discretion to be attributable to Licensee's equipment, Licensor may immediately notify Licensee verbally, who shall act immediately to remedy the emergency situation. Should Licensee fail to so remedy said emergency situation, Licensor may then act to shut down Licensee's Site Equipment. Licensee shall indemnify and defend Licensor and hold it harmless from all expenses, costs, damages, loss, claims or other liabilities arising out of said shutdown. Licensee agrees to cease operations (except for intermittent testing on a schedule approved by Licensor) until the interference has been corrected to the satisfaction of Licensor. If such interference has not been corrected within 60 days (which correction may include a change of Site Equipment in accordance with the terms hereof), Licensor may, at its sole option, either terminate this Agreement forthwith, or may require that Licensee immediately remove from the Antenna Site the specific item of Site Equipment causing such interference, in which latter case the Monthly License Fee shall be reduced by the portion of the fee applicable to such equipment for the remainder of the Term and all other terms and conditions of this Agreement shall remain in full force and effect.

6.   Electricity.  Licensee shall be responsible for the cost of supplying
     -----------
electricity to the Site Equipment. Electric usage shall be determined, at Licensor's option, either (a) by meters installed by Licensor at Licensee's sole cost and expense, or (b) by Licensor's reasonable estimate. Licensee shall pay Licensor monthly, within fifteen (15) days of being billed therefor, for all electricity used in connection with the operation of the Site Equipment.

7.   Access.  Licensee or Licensee's agents shall have the right to enter those
     ------
parts of the Building outside the premises leased to Licensee under the Lease which are reasonably necessary for the installation, maintenance and removal of the Site Equipment in the event of an emergency (under such regulations as Landlord prescribes for security purposes) or, after twenty-four (24) hours advance notice to Licensor and the opportunity to have a representative present.

8.   Maintenance.  Licensee shall keep its Site Equipment, the Antenna Site and
     -----------
the areas immediately surrounding same neat and clean. Licensee shall conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other licensee or tenant of the Building or Licensor in its operation of the




                               EXHIBIT I - Page 3

Building (including the Antenna Site). Licensor shall have no obligation to license, maintain, operate or safeguard the Site Equipment.

9.   Mechanic's Liens.  Licensee will not permit any lien or claim for lien of
     ----------------
any mechanic, laborer or supplier or any other lien to be filed against the Antennae Site in accordance with the provisions of Section 9.02 of the Lease.

10.  License Fee.  During the term of this Agreement, Licensee shall pay to
     -----------
Licensor a license fee in the amount of _______________($____) per month. The license fee shall be (a) payable in advance on the first day of each and every calendar month during the term of this Agreement, without deduction or set off; and (b) prorated for any partial calendar month at the beginning or end of the term based upon the number of days in the applicable month. The pro rated license fee for the partial month at the beginning of the term, if any, shall be due and payable on the date of this Agreement. Licensor hereby agrees that the license fee shall not exceed the average rates charged by office buildings comparable to the Building in the Chicago West/Central Loop office market.

11.  Term.  The term of this Agreement shall begin on ___________, and shall end
     ----
on the earlier of (a) ________________, or (b) the date on which the Lease terminates and shall be extended if the Term of the Lease is extended.

12.  Indemnification.  Licensee agrees to indemnify, defend and hold harmless
     ---------------
Licensor, its agents, employees and partners, from and against any and all claims, suits, actions, liabilities, damages and/or expenses (including, without limitation, attorney's fees and court costs) arising from or in connection (a) the negligence or willful misconduct of Licensee, its agents, employees or contractors; or (b) the exercise by Licensee of any of its rights under this Agreement; or (c) the failure by Licensee to perform any of its obligations under this Agreement.

13.  Insurance.  At all times that this License is in effect, Licensee, at its
     ---------
sole expense, shall obtain and keep in force insurance in accordance with the provisions of Article Sixteen.

14.  Removal.  At the end of the term of this Agreement, or upon the earlier
     -------
termination of Licensee's rights hereunder, Licensee shall, at its sole cost and expense, remove the Site Equipment in a manner satisfactory to Licensor, and otherwise restore and repair the affected area of the roof and other parts of the Building to the same condition as existed immediately prior to the installation of the Site Equipment, normal wear and tear excepted. Such removal, restoration and repair shall be performed by a contractor, and in a manner, acceptable to Licensor. Notwithstanding the foregoing, Licensor may, at its election, perform such removal, restoration and repair work for Licensee, in which case Licensee shall, within fifteen (15) days of being billed therefor, pay all costs and expenses incurred by Licensor in connection with such work or, at Licensor's sole option, such Site Equipment shall be conclusively presumed to have been abandoned by Licensee and may become the sole property of Licensor.

15.  Damage to Building.  Licensee shall be solely responsible for all costs
     ------------------
incurred by Licensor to repair any damage to the Building resulting from the installation, operation, maintenance or removal of the Site Equipment. Licensee shall pay Licensor for such costs upon demand.



                               EXHIBIT I - Page 4

16.  Default and Licensor's Remedies.  The (i) failure of Licensee to perform
     -------------------------------
any of its covenants contained in this Agreement and the continuation of such failure for five (5) days after notice from Licensor to Licensee (except with
                 ---
respect to the provisions of Section 5 of this Agreement)and/or (ii) Default by Licensee of its obligations under the Lease shall constitute an event of default hereunder, upon the occurrence of which, Licensor shall have, in addition to all remedies available at law or equity, the right to terminate this Agreement and remove the Site Equipment at the sole cost and expense of Licensee.

17.  No Assignment; Binding Agreement.  Licensee may not transfer, sublease, or
     --------------------------------
assign all or any part of its interest under this Agreement, except as set forth in Section 2 above, without the prior written consent of Licensor. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18.  Entire Agreement.  This Agreement represents the entire agreement between
     ----------------
the parties hereto and there are no collateral or oral agreements of understandings. This Agreement shall not be modified in any manner except by an instrument in writing executed by the parties to this Agreement.

19.  Survival.  Any and all agreements set forth in this Agreement which, by its
     --------
or their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Agreement shall survive and be enforceable after the expiration or earlier termination of this Agreement.

20.  Miscellaneous.
     -------------

     a. Licensor makes no representations or warranties as to the suitability or effectiveness of the Antenna Site, or as to any governmental requirements applicable thereto.

     b. Nothing in this Agreement shall be construed to make the roof and/or Building systems part of the premises leased to Licensee pursuant to the Lease for any purpose; nor shall this Agreement be construed to require any services from Licensor with respect to the roof or Building systems by reason of the existence of the Site Equipment.

     c. Licensee hereby indemnifies and holds Licensor harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Agreement due to any action of Licensee

21.  Limitation of Licensor's Personal Liability.  In no event shall Licensor be
     -------------------------------------------
liable to Licensee for (a) any loss or damage that may be occasioned by or through the acts or omissions of other tenants or licensees of the Building or of any other persons whomsoever or (b) any incidental, indirect, special, consequential, punitive or reliance damages of any nature whatsoever regardless of the foreseeability thereof (including but not limited to, any claim from any client, customer or patron for loss of service, lost profits or lost revenues) arising under or in connection with this Agreement or the performance thereunder, from any breach or partial breach or potential breach of the provisions of this Agreement or arising out of any act or omission by Licensor, its employees,



                               EXHIBIT I - Page 5
servants or agents whether based on breach of contract, breach of warranty, negligence or any other theory of liability. Nothing contained in the immediately preceding sentence shall ever be construed as creating liability in excess of that existing at law or, in any event, increasing the liability of Licensor under any theory or cause of action, however denominated, from that existing at law. Further, the liability of Licensor to Licensee for (a) any default by Licensor under the terms of this Agreement, (b) any tort liability of Licensor to Licensee, or (c) in any other circumstance in which Licensor is judicially determined to have some liability to Licensee, for whatever reason, shall, in each such instance, be limited to the interest of Licensor in the Building and Licensee agrees to look solely to Licensor's interest in the Building for the recovery of any judgment from Licensor, it being intended that Licensor shall never be personally liable for any judgment or deficiency. Notwithstanding anything to the contrary herein, Licensee agrees, on its behalf and on behalf of its successors and assigns, that any liability of Licensor with respect to this Agreement shall never exceed the amount of $10,000,000 and Licensee shall not be entitled to any judgement in excess of that amount.

22.  Notices.  All notices given in connection with this Agreement shall be in
     -------
writing and shall be addressed as set forth in the Lease.

     Any such notice shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by prepaid overnight delivery service; or by personal delivery. Either party may, by notice to the other party given in accordance with this Section, change the address to which notice is to be sent.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date aforesaid.

LICENSEE: THE NORTHERN TRUST COMPANY

By:  ___________________________________
Its: ___________________________________

LICENSOR: METROPOLITAN LIFE INSURANCE COMPANY,

By:  ________________________________
Its: ________________________________





                               EXHIBIT I - Page 6

                                   Exhibit A

                                      To
                               Agreement Between
                      Metropolitan Life Insurance Company
                                      And
                          The Northern Trust Company.

                         Site Equipment Specifications





                               EXHIBIT I - Page 7

                                   Exhibit B

                                      To
                               Agreement Between
                      Metropolitan Life Insurance Company
                                      And
                          The Northern Trust Company

                                 Antenna Site




                               EXHIBIT I - Page 8